Exhibit 10.17

EXECUTION VERSION

AMENDMENT No. 1, dated as of August 16, 2016 (this “Amendment”), to the Credit Agreement dated as of October 16, 2012, among LESLIE’S POOLMART, INC., a Delaware corporation (the “Parent Borrower”), LESLIE’S HOLDINGS, INC., a Delaware corporation (“Holdings”), the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions or entities from time to time party to the Credit Agreement (the “Lenders”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as Co-Collateral Agent (in such capacity, the “Co-Collateral Agent”) and the other parties thereto (as amended, restated, modified and supplemented from time to time prior to the effectiveness of the Amendment, the “Credit Agreement”), by and among the Parent Borrower, the Subsidiary Borrower, the Guarantors party hereto, each Lender, the Administrative Agent and the Co-Collateral Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).

WHEREAS, the parties desire to amend the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

Section 2. Representations and Warranties, No Default. The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to the amendments set forth in this Amendment, (i) no Default or Event of Default exists and is continuing and (ii) all representations and warranties contained in the Amended Credit Agreement are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except for representations and warranties that are already qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of such earlier date.

Section 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied or waived:

(i)     Consents. The Administrative Agent shall have received executed signature pages hereto from each Loan Party, the Administrative Agent, the Co-Collateral Agent and each Lender.

(ii)     Intercreditor Agreement. The Intercreditor Agreement shall have been entered into by the Administrative Agent and the Term Loan Facility Administrative Agent substantially in the form attached as Exhibit B hereto.

(iii)     Fees and Expenses. The Administrative Agent shall have received all fees and expenses separately agreed among the Parent Borrower and the Lenders to be payable on the Amendment No. 1 Effective Date.

(iv)     Guarantor Joinder. The Administrative Agent shall have received an executed Assumption Agreement from In the Swim Holding Corp., a Delaware corporation, ITS Holding I Corporation, a Delaware corporation, Cortz, Inc., an Illinois corporation, Pool Parts, Inc., a Delaware corporation, SPP Holding Corporation, a Delaware corporation, Hot Tub Works, LLC, a Delaware limited liability company and Poolcenter.com, Inc., a Virginia corporation (the “Additional Guarantors”) and evidence satisfactory to the Administrative Agent that all other actions required to perfeect the security interests under the Loan Documents in the Collateral of the Additional Guarantors shall have been taken to the extent required by the Loan Documents.

(v)     Legal Opinions. The Administrative Agent shall have received a customary written opinion of (x) Gibson Dunn & Crutcher LLP, New York, California and Texas counsel to the Loan Parties and (y) local counsel in Georgia, Illinois and Virginia.

(vi)     Solvency Certificate. The Administrative Agent shall have received a solvency certificate in form reasonably satisfactory to the Administrative Agent.

(vii)     Payoff of Existing Debt. The Administrative Agent shall have received evidence reasonably satisfactory to it that, on the Amendment No. 1 Effective Date, the Existing Term Facility, the Existing Senior Notes and the Existing Holdco Senior Notes shall be repaid in full.

(viii)     Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying as to the accuracy of the representation and warranty set forth in Section 2.

(ix)     Amendment No. 1 Effective Date Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Loan Parties dated the Amendment No. 1 Effective Date and certifying:

(1)     that attached thereto is a true and complete copy of the charter or other similar organizational document of such Loan Party, and each amendment thereto, certified (as of a date reasonably near the Amendment No. 1 Effective Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized;

(2)     that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such Loan Party is organized, dated reasonably near the Amendment No. 1 Effective Date, listing the charter or other similar organizational document of such Person and each amendment thereto on file in such office and, if available, certifying that (i) such amendments are the only amendments to such Person’s charter on file in such office, (ii) such Person has paid all franchise taxes to the date of such certificate and (iii) such Person is duly organized and in good standing under the laws of such jurisdiction;

(3)     that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Amendment No. 1 Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(4)     as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents specified in this Section 3 (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 3).

Section 4.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.     Applicable Law.

The provisions of Section 11.14 and Section 11.15 of the Amended Credit Agreement shall apply to this Amendment mutatis mutandis.

Section 6.     Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.     Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Co-Collateral

Agent or any other Person, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement as amended hereby, or any other Loan Document as amended hereby, is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement.

Section 8.     Reaffirmation. Each of the Loan Parties hereby consents to the amendment of the Credit Agreement described in Section 1 of this Amendment and hereby confirms its respective guarantees, pledges, grants of security interests, subordinations and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and confirms, agrees and acknowledges that, notwithstanding the consummation of this Amendment, such guarantees, pledges, grants of security interests, subordinations and other obligations, and the terms of each of the Loan Documents to which it is a party, except as expressly modified by this Amendment, are not affected or impaired in any manner whatsoever and shall continue to be in full force and effect and shall also guarantee and secure all obligations as amended and reaffirmed pursuant to the Credit Agreement and this Amendment.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LESLIE’S POOLMART, INC., as the Parent Borrower

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

LESLIE’S HOLDINGS, INC., as Holdings

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

CORTZ, INC., as Borrower

By:	/s/ Steven M. Weddell
Name: Steven M. Weddell
Title: Secretary, Treasurer and Chief Financial Officer

LPM MANUFACTURING, INC., as Borrower

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

RAM CHEMICAL & SUPPLY, INC., as Borrower

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Leslie’s Poolmart, Inc. ABL Amendment No. 1]

LPM SERVICE, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

BLACKWOOD & SIMMONS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

SANDY’S POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

IN THE SWIM HOLDING CORP.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

ITS HOLDING I CORPORATION

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

POOL PARTS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Leslie’s Poolmart, Inc. ABL Amendment No. 1]

SPP HOLDING CORPORATION

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

HOT TUB WORKS, LLC

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President

POOLCENTER.COM, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOLS, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOL SUPPLY, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

WAREHOUSE POOL SERVICE & CONSTRUCTION, INC.

By:	/s/ Steven L. Ortega
Name: Steven L. Ortega
Title: President and Chief Operating Officer

[Signature Page to Leslie’s Poolmart, Inc. ABL Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Richard D. Hill, Jr.
Name: Richard D. Hill, Jr.
Title: Managing Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Richard D. Hill, Jr.
Name: Richard D. Hill, Jr.
Title: Managing Director

[Signature Page to Leslie’s Poolmart, Inc. ABL Amendment No. 1]

U.S. BANK NATIONAL ASSOCIATION,
as Lender and Co-Collateral Agent

By:	/s/ David Lawrence
Name: David Lawrence
Title: Vice President

[Signature Page to ABL Amendment No. I-Leslie’s]

~~Execution Version~~EXHIBIT A

CREDIT AGREEMENT

Dated as of October 16, ~~2012~~2012,

As Amended by Amendment No. 1, dated as of August 16, 2016

among

LESLIE’S POOLMART, INC.,

as the Parent Borrower,

LESLIE’S HOLDINGS, INC.,

as Holdings,

The Subsidiary Borrowers

named herein,

BANK OF AMERICA, N.A. ,

as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Co-Collateral Agent and Syndication Agent,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Section		Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01.	Defined Terms	1
1.02.	Other Interpretive Provisions	~~40~~43
1.03.	Accounting Terms	~~41~~43
1.04.	Rounding	~~41~~44
1.05.	Times of Day	~~42~~44
1.06.	Letter of Credit Amounts	~~42~~44
1.07.	Joint and Several Liability of Borrowers for Obligations	~~42~~45
1.08.	Parent Borrower	~~42~~45
1.09.	Administrative Agent and Co-Collateral Agent	~~42~~45

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01.	Revolving Credit Commitments	~~42~~45
2.02.	Termination or Reduction of Revolving Credit Commitments	~~43~~46
2.03.	[Reserved]	~~43~~46
2.04.	[Reserved].	~~43~~46
2.05.	Borrowings, Conversions and Continuations of Loans	~~44~~46
2.06.	Swing Line Commitment	~~45~~48
2.07.	Procedure for Swing Line Borrowing; Refunding of Swing Line Loans	~~46~~49
2.08.	Incremental Credit Extensions	~~47~~50
2.09.	Prepayments	~~48~~51
2.10.	Interest	~~49~~52
2.11.	Fees	~~50~~53
2.12.	Computation of Interest and Fees	~~50~~53
2.13.	Evidence of Debt	~~50~~53
2.14.	Payments Generally; Administrative Agent’s Clawback	~~51~~54
2.15.	Sharing of Payments by Lenders	~~52~~55
2.16.	Letters of Credit Commitment	~~53~~56
2.17.	Procedure for Issuance of Letter of Credit	~~54~~57
2.18.	L/C Fees and Other Charges	~~54~~57
2.19.	L/C Participations	~~55~~58
2.20.	Letters of Credit Reimbursement Obligation of the Borrowers	~~56~~59
2.21.	Letters of Credit Obligations Absolute	~~56~~59
2.22.	Letter of Credit Payments	~~57~~60
2.23.	Letter of Credit Applications	~~57~~60
2.24.	Defaulting Lender Adjustments	~~57~~60

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.	Taxes	~~59~~62

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Section		Page
3.02.	Illegality	~~61~~65
3.03.	Inability to Determine Rates	~~62~~65
3.04.	Increased Costs; Reserves on Eurodollar Rate Loans	~~62~~66
3.05.	Compensation for Losses	~~63~~67
3.06.	Mitigation Obligations; Replacement of Lenders	~~64~~68
3.07.	Survival	~~64~~68

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01.	Conditions	~~64~~68
4.02.	Conditions to Each Extension of Credit	~~66~~70

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01.	Existence, Qualification and Power	~~67~~71
5.02.	Authorization; No Contravention	~~67~~71
5.03.	Governmental Authorization; Other Consents	~~67~~71
5.04.	Binding Effect	~~68~~71
5.05.	Financial Statements; No Material Adverse Effect	~~68~~72
5.06.	Litigation	~~68~~72
5.07.	No Default	~~68~~72
5.08.	Ownership of Property; Liens; Investments	~~68~~72
5.09.	Environmental Compliance	~~69~~73
5.10.	Insurance	~~70~~74
5.11.	Taxes	~~70~~74
5.12.	ERISA Compliance	~~70~~74
5.13.	Subsidiaries; Equity Interests; Loan Parties	~~71~~75
5.14.	Margin Regulations; Investment Company Act	~~71~~75
5.15.	Disclosure	~~71~~75
5.16.	Compliance with Laws	~~71~~75
5.17.	Intellectual Property; Licenses, Etc.	~~72~~76
5.18.	Solvency	~~72~~76
5.19.	Labor Matters	~~72~~76
5.20.	Collateral Documents	~~72~~76
5.21.	Indebtedness and Liens	~~73~~77
5.22.	Licenses and Permits	~~73~~77
5.23.	Status as Senior Debt	~~73~~77
5.24.	Deposit Accounts; Credit Card Arrangements.	~~73~~77
5.25.	USA PATRIOT Act; FCPA; OFAC; Anti-Terrorism	77

ARTICLE VI

AFFIRMATIVE COVENANTS
6.01.	Financial Statements	~~73~~78
6.02.	Certificates; Other Information	~~74~~79
6.03.	Notices	~~77~~82

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Section		Page
6.04.	Payment of Obligations	~~78~~83
6.05.	Preservation of Existence, Etc.	~~78~~83
6.06.	Maintenance of Properties	~~78~~83
6.07.	Maintenance of Insurance	~~78~~83
6.08.	Compliance	~~79~~84
6.09.	Books and Records	~~80~~85
6.10.	Inspection Rights	~~80~~85
6.11.	Use of Proceeds	~~80~~85
6.12.	Covenant to Guarantee Obligations and Give Security	~~80~~85
6.13.	Compliance with Environmental Laws	~~82~~87
6.14.	Preparation of Environmental Reports	~~82~~87
6.15.	Further Assurances	~~82~~87
6.16.	Designation as Senior Debt	~~83~~88
6.17.	Cash Management	~~83~~88
6.18.	Physical Inventories	~~84~~89
6.19.	Compliance with Terms of Leaseholds	~~84~~89

ARTICLE VII

NEGATIVE COVENANTS
7.01.	Liens	~~85~~90
7.02.	Indebtedness	~~87~~92
7.03.	Investments	~~89~~94
7.04.	Fundamental Changes	~~90~~95
7.05.	Dispositions	~~91~~96
7.06.	Restricted Payments	~~92~~97
7.07.	Change in Nature of Business	~~93~~99
7.08.	Transactions with Affiliates	~~93~~99
7.09.	Burdensome Agreements	~~94~~99
7.10.	Use of Proceeds	~~95~~100
7.11.	Change in Fiscal Year	~~95~~100
7.12.	Prepayments, Etc. of Indebtedness	~~95~~100
7.13.	Amendment, Etc. of Term Loan Documents and Indebtedness	~~95~~100
7.14.	Holding Company	~~95~~100
7.15.	Swap Contracts	~~95~~101
7.16.	Designation as Designated Senior Debt	~~96~~101
7.17.	Deposit Accounts	~~96~~101
7.18.	Limitations on Sales and Leasebacks	~~96~~101
7.19.	Minimum Consolidated Fixed Charge Coverage Ratio	~~96~~101
7.20.	Clean Down	~~96~~101

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES
8.01.	Events of Default	~~96~~102
8.02.	Right to Cure	~~99~~104
8.03.	Remedies upon Event of Default	~~99~~105
8.04.	Application of Funds	~~100~~105

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Section		Page

ARTICLE IX

AGENTS
9.01.	Appointment and Authority	~~101~~106
9.02.	Rights as a Lender	~~101~~107
9.03.	Exculpatory Provisions	~~102~~107
9.04.	Reliance by Administrative Agent	~~103~~108
9.05.	Delegation of Duties	~~103~~108
9.06.	Resignation of Administrative Agent	~~103~~109
9.07.	Non-Reliance on Administrative Agent, Co-Collateral Agent and Other Lenders	~~105~~110
9.08.	No Other Duties, Etc.	~~105~~110
9.09.	Administrative Agent May File Proofs of Claim	~~105~~111
9.10.	Collateral and Guaranty Matters	~~106~~111
9.11.	Indemnification	~~107~~112
9.12.	Withholding Taxes	~~107~~113
9.13.	Reports and Financial Statements	~~108~~113

ARTICLE X

CONTINUING GUARANTY
10.01.	Guaranty	~~108~~114
10.02.	Rights of Lenders	~~109~~114
10.03.	Certain Waivers	~~109~~114
10.04.	Obligations Independent	~~109~~115
10.05.	Subrogation	~~109~~115
10.06.	Termination; Reinstatement	~~110~~115
10.07.	Subordination	~~110~~115
10.08.	Stay of Acceleration	~~110~~115
10.09.	Condition of the Borrowers	~~110~~116

ARTICLE XI

MISCELLANEOUS
11.01.	Amendments, Etc.	~~110~~116
11.02.	Notices; Effectiveness; Electronic Communications	~~112~~118
11.03.	No Waiver; Cumulative Remedies	~~114~~119
11.04.	Expenses; Indemnity; Damage Waiver	~~114~~120
11.05.	Payments Set Aside	~~115~~121
11.06.	Successors and Assigns	~~116~~122
11.07.	Treatment of Certain Information; Confidentiality	~~119~~125
11.08.	Right of Setoff	~~120~~125
11.09.	Interest Rate Limitation	~~120~~126
11.10.	Counterparts; Integration; Effectiveness	~~120~~126
11.11.	Survival of Representations and Warranties	~~120~~126
11.12.	Severability	~~121~~127
11.13.	Replacement of Lenders	~~121~~127
11.14.	Governing Law; Jurisdiction; Etc	~~121~~127

-iv-

Section		Page
11.15.	WAIVER OF JURY TRIAL	~~122~~128
11.16.	No Advisory or Fiduciary Responsibility	~~122~~129
11.17.	USA PATRIOT Act Notice	~~123~~129
11.18.	~~Delivery of Lender Addenda123~~Electronic Execution of Assignments and Certain Other Documents	130
11.19.	No Strict Construction	~~123~~130
11.20.	Attachments	~~124~~130
11.21.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.	130

SIGNATURES		S-1

-v-

SCHEDULES

5.01	Loan Parties
5.03	Certain Authorizations
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.10	Insurance
5.13	Subsidiaries and Other Equity Investments
5.17	Intellectual Property Rights
5.19	Labor Matters
5.24	Deposit Accounts; Processing and Payment Arrangements
6.02	Certain Reporting Requirements
6.12	Subsidiary Guarantors
7.01(b)	Existing Liens
7.02	Existing Indebtedness
7.08(d)	Transactions with Affiliates
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B	Lender Addendum
C	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guarantee and Collateral Agreement
G	Opinion Matters – Counsel to Loan Parties
H	Perfection Certificate
I	Closing Certificate
J	Collateral Access Agreement
K	Customs Broker Agreement
L	Borrowing Base Certificate
M	Credit Card Notification
N	Joinder Agreement
O	United States Tax Compliance Certificate

-vi-

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of October 16, ~~2012,~~2012 and amended by Amendment No. 1, dated as of August 16, 2016, among LESLIE’S POOLMART, INC., a Delaware corporation (“Leslie’s” or the “Parent Borrower”), the Subsidiary Borrowers from time to time party hereto, LESLIE’S HOLDINGS, INC., a Delaware corporation (“Holdings”), each lender from time to time party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and U.S. BANK NATIONAL ASSOCIATION, as Co-Collateral Agent.

PRELIMINARY STATEMENTS:

The Borrowers have requested that the Lenders provide a $125,000,000 asset based revolving credit facility to be used, in part, to (i) refinance indebtedness incurred under that certain credit agreement, dated as of November 30, 2010 (the “Existing Credit Agreement”), by and among Leslie’s Poolmart, Inc., Leslie’s Holdings, Inc. and Bank of America, N.A., as Administrative Agent and the other lenders party thereto, as amended, and (ii) for other general corporate purposes (including permitted acquisitions), and the Lenders have indicated their willingness to lend, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“ACH” means automated clearing house transfers.

“Acceptable Document of Title” means, with respect to any Inventory, a negotiable bill of lading or other Document (as defined in the UCC) that (a) is issued by a common carrier which is not an Affiliate of any Loan Party which is in actual possession of such Inventory, (b) reflects a Borrower as consignee or, if requested by the Administrative Agent after the occurrence and during the continuance of an Event of Default, names the Administrative Agent as consignee, and (c) is not subject to any Lien (other than Permitted Liens described in clauses (a), (d), (n) and (w) of Section 7.01).

“Accounts” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing with the Fiscal Quarter beginning December 30, 2012.

“Additional Lender” has the meaning ascribed thereto in Section 2.08(d).

“Administrative Agent” means Bank of America, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fee Letter” means the Administrative Agent Fee Letter dated as of the Closing Date by and between the Administrative Agent and the Parent Borrower.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Parent Borrower and the Lenders.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning ascribed thereto in Section 11.02(c).

“Aggregate Commitments” means the Revolving Credit Commitments of all the Lenders.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the aggregate amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Agreement” means this Credit Agreement.

“AHYDO Catch-Up Payment” means any redemption, retirement or repayment made in respect of Indebtedness to the extent required to prevent such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code and so that such Indebtedness shall be treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of August 16, 2016.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

“Applicable Margin” means:

(a)     From and after the Closing Date until the first Adjustment Date no less than the percentages set forth in Level II of the pricing grid below; and

(b)     From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the pricing grid below based upon Average Daily Excess Availability for the most recently ended Fiscal Quarter immediately preceding such Adjustment Date; provided that if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Excess Availability as a Percentage of the Aggregate Commitments	Eurodollar Rate Loans Applicable Margin	Base Rate Loans Applicable Margin
I	Greater than 66 2/3%	1.25%	0.25%
II	Greater than 33 1/3% but less than or equal to 66 2/3%	1.50%	0.50%
III	Less than or equal to 33 1/3%	1.75%	0.75%

Notwithstanding anything to the contrary herein contained, upon the occurrence of an Event of Default, the Applicable Margin, at the option of the Administrative Agent or at the direction of the Required Lenders, shall be immediately increased to the percentages set forth in Level III of the pricing grid above (even if the Average Daily Excess Availability requirements for a different Level have been met) for so long as such Event of Default is continuing.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders.

“Application” means an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit to be issued (which application shall be subject to Section 2.23).

“Appraised Value” means the net orderly liquidation value of the Borrowers’ Inventory (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an independent appraiser engaged by the Administrative Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent Borrower and its Subsidiaries for the Fiscal Years ended October 3, 2009, October 2, 2010 and October 1, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Years of the Parent Borrower and its Subsidiaries, including the notes thereto.

“Availability Reserves” means, without duplication of any other Reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves, if any, as the Administrative Agent and Co-Collateral Agent from time to time determine in their reasonable discretion as being reasonably required pursuant to this Agreement, equal to the sum of (a) the amount of all sales taxes that have been collected by the Borrowers and not remitted to any state taxing authority when due, (b) an amount equal to two (2) months’ gross rent for (i) each leased Store of the Borrowers located in a Landlord Lien State (consistent with the Administrative Agent’s and Co-Collateral Agent’s usual practices) other than those Stores with respect to which the Administrative Agent has received a Collateral Access Agreement, and (ii) each leased distribution center or other location at which Inventory is maintained (but excluding any Store) other than those distribution centers and other locations with respect to which the Administrative Agent has received a Collateral Access Agreement, (c) Customer Credit Liabilities and customer deposits, (d) an amount based on rent which is past due for more than ten days for any of the Borrowers’ leased locations, with the exception of past due rent that is the subject of a Permitted Protest as determined by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion, (e) an amount equal to 50% of the liabilities for gift cards accrued by the Borrowers, as shown on the most recent balance sheet of the Parent Borrower in accordance with GAAP, (f) such other reserves as the Administrative Agent and the Co-Collateral Agent from time to time determines in their reasonable discretion as being reasonably required pursuant to this Agreement, including, without limitation, reserves implemented in connection with Permitted Liens~~, Permitted Encumbrances~~ and Permitted Indebtedness, but in the case of each of the foregoing, only to the extent such Liens, encumbrances and Indebtedness relate or in any way affect the Borrowing Base, (g) Bank Product Reserves and (h) Cash Management Reserves.

“Average Daily Excess Availability” means the average daily Excess Availability for the immediately preceding Fiscal Quarter.

“Available Revolving Credit Commitment” means, with respect to any Lender at any time, an amount equal to (a) such Lender’s Revolving Credit Commitment then in effect minus (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Credit Commitment pursuant to Section 2.11(b), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

“Average Revolving Loan Utilization” means, at any Adjustment Date, the average daily outstanding amount of Loans and Letters of Credit for the Fiscal Quarter immediately preceding such Adjustment Date, divided by the Aggregate Commitments at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any services or facilities provided to any Loan Party by any Lender or any of its Affiliates (but excluding Cash Management Services) on account of (a) credit cards, (b) Swap Contracts, (c) purchase cards, (d) merchant services constituting a line of credit and (e) leasing.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determines in its reasonable discretion as being appropriate to reflect the liabilities and obligations of the Borrowers and their Subsidiaries with respect to Bank Products then provided or outstanding.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds ~~Effective~~ Rate in effect on such day plus 1⁄2 of 1% and (c) the Eurodollar Rate plus 1.00%. For purposes hereof: “Prime Rate” means, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Bank of America, N.A. at its principal office in New York, New York as its prime rate. The parties hereto acknowledge that the rate announced publicly by Bank of America, N.A. as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning ascribed thereto in Section 6.17.

“Blocked Account Agreement” has the meaning ascribed thereto in Section 6.17.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrowers” means the Parent Borrower and the Subsidiary Borrowers, collectively.

“Borrower Materials” has the meaning ascribed thereto in Section 6.02.

“Borrowing” means Loans of the same Type, made on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a)    the lesser of (i) $50,000,000 and (ii) 100% of cash and Cash Equivalents that are either held collectively in deposit accounts and securities accounts either (x) maintained with the Administrative Agent or (y) that constitute Blocked Accounts or that otherwise are the subject of a control agreement in favor of the Administrative Agent, subject to no other Liens (other than non-consensual Liens and Liens permitted by clauses (a), (l) and (w) of Section 7.01); plus

(b)    the Credit Card Receivables Component; plus

(c)    the Trade Receivables Component; plus

(d)    the Inventory Component; plus

(e)    the Letter of Credit Component; minus

(f)    the then amount of all Availability Reserves.

“Borrowing Base Certificate” has the meaning ascribed thereto in Section 6.02(i).

“Borrowing Date” means any Business Day specified by the Borrowers as a date on which the Borrowers requests the relevant Lenders to make Loans hereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the Parent Borrower’s headquarters are located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) which is, or should be in accordance with GAAP, reflected as a “capital expenditure” in a consolidated statement of cash flows of such Person for the period in which such expenditure occurs, but excluding (i) expenditures constituting reinvestment of Net Cash Proceeds permitted by Section 2.09(b)(ii) and (ii) leasehold improvement expenditures funded directly or indirectly with cash allowances provided by landlords in the ordinary course of business.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateral Account” means a blocked non-interest-bearing account established by one or more of the Loan Parties with, and in the name of, the Administrative Agent, for its own benefit and the ratable benefit of the other Secured Parties, under the sole and exclusive dominion and control of the Administrative Agent, in the name of the Administrative Agent or as the Administrative Agent shall otherwise direct, in which deposits are required to be made in accordance with Section 2.09(b)(i), Section 2.24(a) or Section 8.03.

“Cash Collateralize” means, as to any Letter of Credit, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant Issuing Lender and the Lenders, as collateral for the L/C Obligations, (i) cash or deposit balances in an amount equal to 103% of the aggregate amount available to be drawn under the applicable Letter of Credit pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Lender, or (ii) a “backstop” letter of credit (a “Backstop LC”) in an amount equal to 100% of the aggregate amount available to be drawn under the applicable Letter of Credit pursuant to documentation in form and substance, and with a counterparty, reasonably satisfactory to the Administrative Agent and the relevant Issuing Lender; provided that in the case of this clause (ii), the Administrative Agent or the relevant Issuing Lender may, at their discretion, demand at any time that such Backstop LC be funded or be replaced with a new Backstop LC with revised terms or a different counterparty reasonably satisfactory to them, in each case upon a determination by the Administrative Agent or the relevant Issuing Lender, acting reasonably and in good faith, that the credit risk to the Lenders of the relevant Backstop LC issuer in respect of the relevant Letter of Credit has deteriorated in any material respect. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default or (ii) Excess Availability at any time is less than the greater of (A) 12.5% of the Line Cap at the time of calculation, or (B) $8,750,000. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises pursuant to clause (ii) above, until Excess Availability has exceeded the amounts required pursuant to clause (ii) of this definition for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for thirty (30) consecutive days) at all times after a Cash Dominion Event has occurred and been discontinued on five (5) occasion(s) after the Closing Date.

“Cash Equivalents” means any of the following types of Investments:

(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 365 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)    time deposits or insured certificates of deposit or bankers’ acceptances that are either (i) issued by (or with) (A) a Lender or (B) any commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia or that is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, or (ii) in an amount of less than $250,000 in the aggregate issued by any other commercial bank insured by the Federal Deposit Insurance Corporation, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c)    marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(d)    commercial paper rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(e)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above or that are (i) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 365 days of the date of purchase and, at the time of purchase, having a credit rating of “A” or better from either S&P or Moody’s (or carrying an equivalent rating by a nationally recognized rating agency, if both of S&P and Moody’s cease publishing ratings of investments) or (ii) investments in certificates of deposit, eurodollar time deposits, bankers’ acceptances or overnight bank deposits issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least “A” by S&P) and “A-2” by Moody’s (or carrying an equivalent rating by a nationally recognized rating agency, if both of S&P and Moody’s cease publishing ratings of investments), maturing within 365 days of purchase; and

(f)    Investments, classified in accordance with GAAP as current assets of Holdings or any of its Subsidiaries, in money market or similar investment programs which invest solely in Investments of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition or money market programs registered under the Investment Company Act of 1940 and which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P.

“Cash Management Reserves” means such reserves as the Administrative Agent and the Co-Collateral Agent, from time to time, determine in their reasonable discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Parent Borrower and its Subsidiaries with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to the Parent Borrower or any of its Subsidiaries by any Lender or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, and (e) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes of this definition (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, are in each case deemed to have been adopted and to have taken effect after the date of this Agreement.

“Change of Control” means an event or series of events by which:

(a)    at any time prior to the creation of a Public Market, the Equity Investors shall cease to own beneficially, either directly or indirectly, equity securities in Holdings representing more than 50% of the combined voting power of all equity securities entitled to vote for members of the board of directors or equivalent governing body of Holdings (the “Board of Directors”) (such equity securities excluding any class of preferred stock with a right to elect two or fewer such members so long as at all times at least a majority of the Board of Directors shall have been elected by the Equity Investors), with such equity securities being referred to hereinafter as the “Voting Shares”; or

(b)    at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than any of the Equity Investors, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) of more than 35% or more of the combined voting power of the Voting Shares of Holdings, and at such time, the Equity Investors beneficially own, directly or indirectly, a lesser percentage of the combined voting power of the Voting Shares of

Holdings; provided that any plan, agreement or arrangement among the Equity Investors and any such “person” or “group” shall not be considered to represent a “group” for purposes of this definition so long as the Equity Investors continue to have Voting Shares sufficient to enable them to elect, and have not granted a proxy preventing them from electing, a greater number of members of the Board of Directors than such person or group would have without the participation of the Equity Investors pursuant to any such plan, agreement or arrangement that gave rise to the determination in question; or

(c)    except as permitted by Section 7.04, Holdings shall cease to own (directly or indirectly) and control legally and beneficially the Equity Interests in the Parent Borrower; or

(d)    a “change of control” or any comparable term under, and as defined in any instrument, document or agreement relating to Indebtedness above the Threshold Amount shall have occurred and not been the subject of a waiver or other modification, in any case that gives the holders thereof the immediate right to require Holdings or any of its Subsidiaries to repurchase, offer to repurchase or immediately repay such Indebtedness.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Co-Collateral Agent” means U.S. Bank National Association in its capacity as Co-Collateral Agent under this Agreement, or any successor co-collateral agent.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, including the “Collateral~~” and “Mortgaged Property~~” referred to in the Collateral Documents.

“Collateral Access Agreement” means an agreement substantially in the form of Exhibit J.

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, each of the collateral assignments, security agreements, pledge agreements~~, Mortgages~~ or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any Borrower in the ordinary course of business of such Borrower.

“Commitment Fee Rate” means ~~0.375% per annum; provided that on and after the first Adjustment Date, the Commitment Fee Rate shall be the applicable rate per annum set forth below based upon the Average Revolving Loan Utilization as of the most recent Adjustment Date:~~0.25% per annum.

~~Level~~	~~Average Revolving Loan Utilization~~	~~Commitment Fee Rate~~
~~I~~	~~Equal to or greater than 50%~~	~~0.250%~~
~~II~~	~~Less than 50%~~	~~0.375%~~

~~The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date.~~

“Committed Loan Notice” means a notice of a Borrowing, which, if in writing, shall be substantially in the form of Exhibit  A-~~1.~~1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning ascribed thereto in Section 6.17.

“consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means with respect to the Parent Borrower and its Subsidiaries, for any Measurement Period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Parent Borrower and its Subsidiaries paid or accrued in accordance with GAAP for such Measurement Period, (B) Consolidated Interest Expense, (C) Management Fees, (D) Consolidated Non-cash Charges, (E) Transaction Expenses incurred within twelve months of the Closing Date, (F) costs and expenses incurred in connection with the issuance, prepayment or amendment of or refinancing of Indebtedness or issuance of equity permitted hereunder (in each case whether or not such transaction is consummated), (G) out-of-pocket costs and expenses related to actual or potential Investments permitted hereunder, including acquisitions (in each case whether or not such investment or acquisition is consummated), (H) fees, costs and expenses incurred under the Revolving Credit Facility, (I) non-recurring cash expenses or losses; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (I) during the term of this Agreement shall not exceed $20,000,000 and shall be demonstrated in reasonable detail in the relevant Compliance Certificate (it being understood and agreed that Item 10(e) of Regulation S-K of the Securities Act of 1933 shall not constitute a limitation on any determination of non-recurring items and non-recurring items) and (J) fees, costs and expenses incurred in connection with the Acquisition incurred within twelve months of the closing date of the Acquisition less (iii) any non-cash items increasing Consolidated Net Income for the Measurement Period, all as determined on a consolidated basis for the Parent Borrower and its Subsidiaries in accordance with GAAP.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all principal obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and other similar instruments, in each case, to the extent required to be reflected on a consolidated balance sheet of the Parent Borrower in accordance with GAAP and representing any unreimbursed drawings thereunder, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) deferred compensation and (ii) trade accounts payable in the ordinary course of business) to the extent that the liability on account of any such obligations becomes fixed (including, without limitation, earn-outs to the extent they have been treated as a liability on the balance sheet in accordance with GAAP and such liability has become fixed), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is non-recourse to the Parent Borrower or such Subsidiary, minus, unrestricted cash and Cash Equivalents (other than any cash or cash equivalents relating to or derived from any ~~Specified Equity Contribution~~Cure Amount or from any incurrence of Indebtedness on the date of determination) up to $75,000,000 on the consolidated balance sheet of the Parent Borrower as at such date to the extent that the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which the Parent Borrower or any of its Subsidiaries is a party and provided that such cash and Cash Equivalents are not subject to any Liens other than Liens created under the Collateral Documents, Liens securing the Term Loan Facility or non-consensual Permitted Liens imposed under applicable law.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recently ended Measurement Period prior to such date minus (ii) Unfinanced Capital Expenditures made in such period minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash in such period to (b) the sum of (i) Debt Service Charges for such period plus (ii) the aggregate amount of all Restricted Payments paid in cash, in each case, of or by the Parent Borrower and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Parent Borrower and its Subsidiaries for any Measurement Period, the sum of, without duplication: (i) the aggregate of the interest expense of the Parent Borrower and its Subsidiaries for such Measurement Period determined on a consolidated basis in accordance with GAAP (excluding any accruals of dividends on preferred stock that are not paid in cash in such period, Indebtedness or Disqualified Capital Stock), including, without limitation, (a) any amortization of debt discount, (b) the net costs under Swap Contracts, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be paid or accrued by the Parent Borrower and its Subsidiaries during such Measurement Period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Parent Borrower and its Subsidiaries, for any Measurement Period, the aggregate net income (or loss) of the Parent Borrower and its Subsidiaries for such Measurement Period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from asset sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (but not loss) of any Subsidiary of the Parent Borrower to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by contract, operation of law or otherwise, (d) the net income of any person, other than a Subsidiary of the Parent Borrower, except to the extent of cash dividends or distributions paid to the Parent Borrower or to a wholly owned Subsidiary of the Parent Borrower by such person, (e) any restoration to income of any contingency, reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Closing Date, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such Measurement Period whether or not such operations were classified as discontinued), (g) in the case of a successor to the Parent Borrower or any of its Subsidiaries by consolidation or merger or as a transferee of the Parent Borrower’s or any of its Subsidiaries’ assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (h) accruals of dividends on preferred stock that are not paid in cash in such period, Indebtedness or Disqualified Capital Stock, to the extent that accrued dividends are classified as interest expense in accordance with GAAP.

“Consolidated Non-cash Charges” means, with respect to the Parent Borrower and its Subsidiaries, for any Measurement Period, the aggregate depreciation, amortization and other non-cash expenses and charges of the Parent Borrower and its Subsidiaries reducing Consolidated Net Income of the Parent Borrower and its Subsidiaries for such Measurement Period, determined on a consolidated basis in accordance with GAAP (including, without limitation, any LIFO adjustments, but excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of the Parent Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Notice” means a notice of (a) a conversion of Loans from one Type to the other, or (b) a continuation of Eurodollar Rate Loans, pursuant to Section 2.05(a), which, if in writing, shall be substantially in the form of Exhibit A-2.

“Cost” means the calculated cost of purchases, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger. “Cost” does not include inventory capitalization costs (other than capitalized distribution costs) or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means that Excess Availability at any time is less than the greater of (a) ten (10%) percent of the Line Cap or (b) $7,000,000. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until Excess Availability has exceeded the amounts set forth above for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Credit Card Advance Rate” means 90%.

“Credit Card Notifications” has the meaning ascribed thereto in Section 6.17.

“Credit Card Receivables Component” means the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate.

“Credit Extension” means the making of a Loan or the issuance of a Letter of Credit by a Lender or Issuing Lender, as the case may be.

“Cure Amount” has the meaning ascribed thereto in Section 8.02.

“Cure Right” has the meaning ascribed thereto in Section 8.02.

“Customer Credit Liabilities” means, at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards sold by the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits issued by the Borrowers.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit K among the applicable Borrower, a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“CVC” means CVC Capital Partners.

“DDA” means each checking or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Service Charges” for any Measurement Period, the sum of (a) Consolidated Interest Expense paid in cash or required to be paid in cash for such period, plus (b) principal payments made or required to be made on account of Indebtedness (excluding the Obligations and any principal payments made with the proceeds of Permitted Refinancing Indebtedness or with the proceeds of Indebtedness under the Term Loan Facility, but including, without limitation, any Synthetic Lease Obligations) for such period, in each case determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the applicable percentage set forth in Section 2.18(a) for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.24(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within one Business Day of the date required to be funded by it hereunder, (b) has notified the Parent Borrower, or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after a request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property (including, without limitation, any Equity Interests of any other Person held by a specified Person) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, resulting in consideration to such Person (including assumption of liabilities) for any such transaction or series of related transactions in excess of $1,000,000.

“Disqualified Capital Stock” means those Equity Interests which, by their terms (or by the terms of any security into which such Equity Interests are convertible or exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the sole option of the holder thereof.

“ Distribution” means a distribution of up to $226,602,805 by the Parent Borrower (and the further distribution of such amount by Holdings to its shareholders) on or about the Amendment No. 1 Effective Date.

“Dollar” and “$” means lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Credit Card Receivables” means Accounts due to a Borrower on a non-recourse basis from Visa, Mastercard, American Express Company, Discover, and other major credit card processors , in each case acceptable to the Administrative Agent in its reasonable discretion, as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a)   Accounts due from major credit card processors that have been outstanding for more than five (5) Business Days from the date of sale;

(b)   Accounts due from major credit card processors with respect to which a Borrower does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Administrative Agent for the benefit of the Secured Parties and Liens in favor of the Term Loan Administrative Agent permitted by Section 7.01(w));

(c)   Accounts due from major credit card processors that are not subject to a first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause (c));

(d)   Accounts due from major credit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e)   Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Borrower to repurchase the Accounts from such credit card processor;

(f)   Accounts due from any Person on account of any private label credit card receivables of a Borrower in the name of such Person; or

(g)   Accounts due from major credit card processors which the Administrative Agent determines in its reasonable discretion to be uncertain of collection.

“Eligible In-Transit Inventory” means, as of any date of determination thereof, without duplication of other Eligible Inventory, Inventory:

(a)   which has been shipped (i) from a foreign location for receipt by a Borrower within sixty (60) days of the date of shipment, or (ii) from a domestic location for receipt by a Borrower within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to such Borrower;

(b)   for which the purchase order is in the name of a Borrower and title has passed to such Borrower;

(c)   for which an Acceptable Document of Title has been issued and, in the case of Inventory shipped from a foreign location of a Borrower, as to which the Administrative Agent has control over the documents of title which evidence ownership of the subject Inventory by virtue of either (i) the Administrative Agent’s actual possession of such documents of title or (ii) the receipt of a Customs Broker Agreement with each of such Borrower’s customs brokers and freight forwarders;

(d)   which is insured in accordance with the terms of this Agreement; and

(e)   which otherwise would constitute Eligible Inventory;

provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible In-Transit Inventory” in the event the Administrative Agent determines that such Inventory is subject to any Lien (other than Permitted Liens described in clauses (a), (d), (n) and (w) of Section 7.01).

“Eligible Inventory” means, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory and (ii) items of Inventory of a Borrower that are (i) raw materials or (ii) finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its reasonable discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. The following items of Inventory shall not be included in Eligible Inventory:

(a)   Inventory that is not solely owned by a Borrower;

(b)   Inventory that is leased by or is on consignment to a Borrower or to which a Borrower does not have good and valid title;

(c)   Inventory (other than Eligible In Transit Inventory or Inventory which is the subject of an Eligible Letter of Credit) that is not (i) located in the United States of America (excluding territories or possessions of the United States) or (ii) at a location that is owned or leased by a Borrower, except, with respect to this clause (ii) only, to the extent that such Borrower has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) if the value of the Inventory at a location is greater than $1,500,000, a Collateral Access Agreement executed by the Person owning such location on terms reasonably acceptable to the Administrative Agent;

(d)   Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work in process, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business or that are raw materials consisting of cartons or components, (iv) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (v) that is vendor serviced merchandise not reflected in the stock ledger, or (vi) are bill and hold goods;

(e)   Inventory that is not subject to a perfected first-priority security interest in favor of the Administrative Agent for its own benefit and the ratable benefit of the other Secured Parties;

(f)   Inventory that consists of samples, labels, and other similar non-merchandise categories;

(g)   Inventory that is not insured in compliance with the provisions of Section 6.07 hereof;

(h)   Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(i)   Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Parent Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(j)   Inventory acquired in an acquisition permitted under Section 7.03, unless (i) the acquired Inventory has an aggregate Cost of less than $2,000,000 and (ii) in the case of acquired Inventory with an aggregate Cost of greater than $2,000,000, the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent, establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Eligible Letter of Credit” means, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (ii) which Inventory otherwise would constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an expiry within sixty (60) days of the date of initial issuance of such Commercial Letter of Credit, (iv) which Commercial Letter of Credit provides that it may be drawn only after the Inventory is completed and after an Acceptable Document of Title has been issued for such Inventory reflecting a Borrower or the Administrative Agent as consignee of such Inventory and (v) which will constitute Eligible In-Transit Inventory upon satisfaction of the requirements of clause (iv) hereof; provided that the Administrative Agent may, in its reasonable discretion, exclude any particular Inventory from the definition of “Eligible Letter of Credit” in the event the Administrative Agent determines that such Inventory is subject to any Lien (other than Permitted Liens described in clauses (a), (d), (n) and (w) of Section 7.01).

“Eligible Trade Receivables” means Accounts arising from the sale of a Borrower’s Inventory which arise in the ordinary course of business, which have been earned by performance. None of the following shall be deemed to be Eligible Trade Receivables:

(a)   Accounts that are not evidenced by an invoice;

(b)   Accounts that have been outstanding for more than sixty (60) days from the relevant invoice due date or ninety (90) days from invoice date;

(c)   Accounts due from any account debtor with respect to which more than fifty percent (50%) of the aggregate dollar amount of all outstanding invoices to such account debtor are accounts described in clause (b) above.

(d)   Accounts to an account debtor whose total obligations owing to a Borrower exceed twenty percent (20%) in the aggregate of the Borrowers’ Eligible Trade Receivables;

(e)   Accounts which are pre-billed or arise from progress billings;

(f)   Accounts with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent, for its benefit and the benefit of the Secured Parties, pursuant to the Collateral Documents and Liens permitted by clause (w) of Section 7.01);

(g)   Accounts which are disputed or with respect to which a claim, counterclaim, offset or chargeback has been asserted, but only to the extent of such dispute, counterclaim, offset or chargeback;

(h)   Accounts which arise out of any sale made not in the ordinary course of business, made on a basis other than upon credit terms usual to the business of a Borrower or are not payable in Dollars;

(i)   Accounts which are owed by any account debtor whose principal place of business is not within the continental United States;

(j)   Accounts which are owed by any Affiliate, employee, officer or director of a Borrower;

(k)   Accounts for which all consents, approvals or authorizations of, or registrations or declarations required to be obtained, effected or given in connection with the performance of such Account by the account debtor or in connection with the enforcement of such Account by the Administrative Agent have not been duly obtained, effected or given and are not in full force and effect;

(l)   Accounts due from an account debtor which is the subject of any bankruptcy or insolvency proceeding, has had a trustee or receiver appointed for all or a substantial part of its property, has made an assignment for the benefit of creditors or has suspended its business;

(m)   Accounts due from any Governmental Authority except to the extent that the subject account debtor is the federal government of the United States of America and has complied with the Federal Assignment of Claims Act of 1940;

(n)   Accounts (i) owing from any Person that is also a supplier to or creditor of the Parent Borrower or any of its Subsidiaries unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling the Parent Borrower or any of its Subsidiaries to discounts on future purchase therefrom;

(o)   Account arising out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or charge back; or

(p)   Accounts which the Administrative Agent determines in its reasonable discretion to be unacceptable for borrowing.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign Laws, other legally enforceable agreements or governmental restrictions (including Environmental Permits) relating to pollution and the protection of the Environment or the Release or threat of Release of any Hazardous Materials into the Environment, including those related to air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the indoor or outdoor Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed, retained or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, registration, exemption, identification number, license, franchise, concession, grant or other authorization pursuant to or required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Equity Interests shall not include any debt securities that are convertible or exchangeable for any of the foregoing Equity Interests.

“Equity Investors” means the Sponsors, any member of management and any other equity holders of the outstanding Equity Interests of the Parent Borrower or its direct or indirect parent company on the Closing Date (and, in the case of any management equity holder, any such management equity holder after the Closing Date).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (g) any person shall engage in a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any

Plan; or (h) any failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, shall exist with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan, or any Lien in favor of the PBGC shall arise on the assets of any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)     for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to ~~(i) the British Bankers Association LIBOR~~the London Interbank Offered Rate (“~~BBA~~ LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published ~~by~~on the applicable Reuters screen page (or such other commercially available source providing such quotations ~~of BBA LIBOR~~ as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two ~~London Banking~~Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period ~~or (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period for purposes of this subclause (y) shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period~~; and

(b)     for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to ~~(i) BBA~~ LIBOR, at ~~approximately~~or about 11:00 a.m., London time determined two ~~London Banking~~Business Days prior to such date for U.S. Dollar deposits ~~being delivered in the London interbank market for~~with a term of one month commencing that day ~~or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.~~; and

(c)      if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning ascribed thereto in Section 8.01.

“Excess Availability” means, as of any date of determination thereof, the result of:

(a)    the Line Cap minus

(b)    the Total Revolving Extensions of Credit.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes (including taxes on overall gross receipts) imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of a present or former connection between such recipient and the jurisdiction (other than a connection arising from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, a Loan Document), (b) any branch profits taxes imposed by the United States or any political subdivision thereof, or any similar tax imposed by any other jurisdiction described in clause (a), (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to any Laws in effect at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or in the case of a Foreign Lender that becomes a Lender as a result of an assignment, its assignor) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a), (d) any withholding tax attributable to a Lender’s failure to comply with Section 3.01(e) that would establish exemption from all withholding taxes; (e) any U.S. federal withholding tax imposed pursuant to ~~Section 1471-1474 of the Code, or any amended or successor version that is substantively comparable~~FATCA; and (f) any interest, additions to tax or penalties incurred with respect to any of the foregoing.

“Executive Order” has the meaning set forth in Section 5.25.

“Existing Credit Agreement” has the meaning ascribed thereto in the recitals.

“Existing Holdco Senior Notes” means all outstanding senior notes of Holdings due 2019 issued pursuant to that certain Note Exchange Agreement, dated as of November 30, 2010, by and among Holdings and the other parties thereto, as amended and supplemented prior to the Amendment No. 1 Effective Date, which shall be repaid in full on the Amendment No. 1 Effective Date.

“Existing Senior Notes” means the 10.5% Senior Notes of the Parent Borrower due 2018, issued pursuant to that certain Note Exchange Agreement, dated as of November 30, 2010, by and among the Parent Borrower and the other parties thereto, as amended and supplemented prior to the Amendment No. 1 Effective Date, which shall be repaid in full on the Amendment No. 1 Effective Date.

“Existing Term Facility” means the Credit Agreement, dated as of October 16, 2012, by and among the Parent Borrower, Bank of America, as Administrative Agent and the lenders from time to time party thereto, relating to senior secured term loans borrowed by the Parent Borrower on the date thereof, which shall be repaid in full on the Amendment No. 1 Effective Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1).

“FCPA” haas the meaning set forth in Section 5.25.

“Federal Funds ~~Effective~~ Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight ~~federal~~Federal funds transactions with members of the Federal Reserve System ~~arranged by federal funds brokers~~, as published ~~on the next succeeding Business Day~~ by the Federal Reserve Bank of New York~~, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received~~ on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent ~~from three federal funds brokers of recognized standing selected by it~~.

“Financial Performance Covenant” shall mean the covenant of the Parent Borrower set forth in Section 7.19.

“First Priority” means, with respect to any Lien purported to be created on any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to ~~(a) in the case of Mortgages, Permitted Encumbrances and other Permitted Liens and (b) otherwise,~~ Permitted Liens).

“Fiscal Month” means any fiscal month of any Fiscal Year.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year.

“Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to September 30 of any calendar year.

“Foreign Lender” means any Lender that is not a “United States Person,” as defined in Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrowers and each other Guarantor, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantors” means, collectively, Holdings, the Subsidiaries of the Parent Borrower listed on Schedule 6.12 and each other Subsidiary of the Parent Borrower that shall be required to execute and deliver a supplement to the Guarantee and Collateral Agreement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by Holdings under Article X in favor of the Secured Parties and the Guaranty made by the other Guarantors in favor of the Secured Parties pursuant to the Guarantee and Collateral Agreement, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic molds, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or which could reasonably be expected to give rise to liability under, any Environmental Law.

~~“Holdco Debt” has the meaning ascribed thereto in Section 7.06(d).~~

~~“Holdco Senior Notes” means the existing $131,600,000 senior notes of Holdings due 2019, which bear interest rates at the Closing Date of 11% per annum if 100% cash payment, or 12.5% per annum if 100% payments in kind, with no rates in-between.~~

“Holdings” has the meaning ascribed thereto in the introductory paragraph hereto and shall include any successor Person as permitted by Section 7.04.

“Impacted Loans” has the meaning assigned to such term in Section 3.03.

“Incremental Amendment” has the meaning ascribed thereto in Section 2.08(d).

“Incremental Facility Closing Date” has the meaning ascribed thereto in Section 2.08(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)    net obligations of such Person under Swap Contracts;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than deferred compensation and trade accounts payable in the ordinary course of business which are being disputed in good faith by appropriate proceedings or which are not past due for more than 120 days after the date on which such trade account was created);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but limited, in the case of indebtedness of others, to the lesser of the fair market value of such property and the outstanding principal amount of such indebtedness);

(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of outstanding Indebtedness as of any date shall be the principal amount or accreted value thereof at such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning ascribed thereto in Section 11.04(b).

“Information” has the meaning ascribed thereto in Section 11.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations which have heretofore been or may hereafter be issued thereon throughout the world and all business goodwill associated therewith; copyrights and copyright applications (including copyrights in computer programs), unpatented inventions (whether or not patentable), patents and patent applications, industrial design applications and registered industrial designs, rights arising under computer software, whether in source or object code format, and any related databases; and any other intellectual property wherever recognized in the world.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the ~~Closing~~Amendment No. 1 Effective Date, by and among the Administrative Agent and the Term Loan Administrative Agent.

“Interest Payment Date” means, (a) as to any Base Rate Loan, the first Business Day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Rate Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Rate Loan having an Interest Period longer than three months, the last day of such Interest Period and each other day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (d) as to any Loan (other than any Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

“Interest Period” means, as to any Eurodollar Rate Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months (or ~~nine or~~ twelve months if agreed to by all of the Lenders) thereafter, in each case, subject to availability, as selected by the Borrowers in the Committed Loan Notice or Conversion/Continuation Notice, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months (or nine or twelve months or less than one month if agreed to by all of the relevant Lenders) thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not later than 11:00 a.m., on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)     any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

(3)     any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means, with respect to any calculation of the Inventory Component in connection with a calculation of the Borrowing Base in any Borrowing Base Certificate, the applicable percentage set forth below opposite the date below that is the first day of any calendar month that is the closest to the date by which such Borrowing Base Certificate is required to be delivered (e.g., November 1 in the case of a Borrowing Base Certificate required to be delivered on October 18):

Date	Percentage
January 1, February 1, March 1 or April 1	75%
September 1	65%
October 1	50%
November 1	45%
December 1	60%

“Inventory Component” means, (a) with respect to the calculation of the Inventory Component for purposes of any Borrowing Base Certificate that is required to be delivered no later than a date which is closest to the first day of any calendar month which is January 1, February 1, March 1, April 1, September 1, October 1, November 1 or December 1, the applicable Inventory Advance Rate, multiplied by the Cost of Eligible Inventory, net of Inventory Reserves and (b) with respect to the calculation of the Inventory Component for purposes of any Borrowing Base Certificate the nearest first day of any calendar month which is not set forth in clause (a) above, the lesser of (x) 90% of the Appraised Value of Eligible Inventory and (y) 75% of the Cost of Eligible Inventory, in each case, net of Inventory Reserves.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion (exercised in a manner consistent with their practices with respect to their other similarly situated customers) which negatively affect the saleability, at retail, of the Eligible Inventory or which reflect such other factors as negatively affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on:

(a)     obsolescence;

(b)     seasonality;

(c)     shrink;

(d)     imbalance;

(e)     change in Inventory character;

(f)     change in Inventory composition;

(g)     change in Inventory mix;

(h)     markdowns (both permanent and point of sale);

(i)     retail mark-ons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j)     out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the assets of another Person or of the assets of another Person that constitute a discrete business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investors” has the meaning ascribed thereto in Section 11.06(h).

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender” means Bank of America, N.A. and any other financial institution from time to time designated as an Issuing Lender hereunder (including, without limitation, the initial Issuing Lender) and any Lender or an Affiliate thereof satisfactory to the Parent Borrower from time to time designated by the Parent Borrower as an Issuing Lender with the consent of such Lender and the Administrative Agent. To the extent there is more than one Issuing Lender, each reference to “Issuing Lender” herein shall be deemed, where appropriate, to be a reference to the relevant Issuing Lender with respect to the relevant Letter of Credit.

“Joinder Agreement” means an agreement, in the form attached hereto as Exhibit N, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement as a Subsidiary Borrower.

“Joint Bookrunners” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) and U.S. Bank National Association in its capacity as sole Joint Bookrunners under the Loan Documents, or any successor sole Joint Bookrunners.

“Joint Lead Arrangers” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Amendment No. 1 Effective Date) and U.S. Bank National Association in its capacity as a joint lead arranger.

“Landlord Lien State” means such state(s) in which a landlord’s claim for rent has priority over the Lien of the Administrative Agent in any of the Collateral.

“Laws” means, collectively, all international, foreign, Federal, state and local laws (including common law) statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable and legally enforceable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Commitment” means $25,000,000, which amount is part of and not in addition to the Revolving Credit Commitments.

“L/C Fee Payment Date” means the first Business Day of each January, April, July and October and the last day of the Revolving Credit Commitment Period.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all unreimbursed amounts, including all Letter of Credit borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

“Lender” means each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Exposure.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Parent Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit Component” means, with respect to any Eligible Letter of Credit, the lesser of (i) the applicable Inventory Advance Rate, multiplied by the Cost when completed of the Inventory supported by such Eligible Letter of Credit, or (ii) the Stated Amount of such Eligible Letter of Credit, multiplied by the applicable Inventory Advance Rate.

“Letters of Credit” has the meaning ascribed thereto in Section 2.16.

“Letter of Credit Fee” has the meaning ascribed thereto in Section 2.18.

“LGP” means Leonard Green & Partners, L.P.

“Line Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or going out of business sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrowers under Article II (other than a Letter of Credit).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Intercreditor Agreement, (c) the Applications, (d) the Notes, (e) the Collateral Documents and (f) the Administrative Agent Fee Letter and any waiver, amendment, supplement or other modification to any of the foregoing and all other documents, instruments or agreements executed and delivered by a Loan Party in connection herewith.

“Loan Parties” means, collectively, the Borrowers and each Guarantor (other than Holdings).

“Management Agreement” means that certain Amended and Restated Management Services Agreement dated as of February 20, 2007 (as amended through the Closing Date) by and between LGP and an affiliate of CVC on the one hand, and the Borrowers, on the other hand, as in effect on the Closing Date or as amended in any manner not adverse to the Lenders, including to assign such agreement to any Affiliate of LGP or CVC.

“Management Fees” means all fees and expense reimbursements payable to LGP or CVC or any of their controlled Affiliates pursuant to the Management Agreement.

“Material Adverse Effect” means (a) any change, circumstance, event or effect that would be materially adverse to the assets and liabilities, business, financial condition or results of operations of the Parent Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Parent Borrower or any Material Subsidiary to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Parent Borrower or any Material Subsidiary of any Loan Document to which it is a party.

“Material Subsidiary” means, at any date of determination, any Subsidiary or group of Subsidiaries with respect to which a specified condition applies (a) whose total assets at the last day of the most recently ended Measurement Period were equal to or greater than 5% of the consolidated total assets of the Parent Borrower and its consolidated Subsidiaries at such date, or (b) whose gross revenues for such Measurement Period were equal to or greater than 5% of the consolidated gross revenues of the Parent Borrower and its consolidated Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Rate” has the meaning ascribed thereto in Section 11.09.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of the Parent Borrower for which financial statements pursuant to Section 6.01(a) or (b) have been delivered for the applicable fiscal period (or, in the case of any calculation made prior to the first such delivery, the four Fiscal Quarter period ended June 30, 2012).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

~~“Mortgage” means each of the deeds of trust, trust deeds, deeds to secure debt and mortgages made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, together with any assignments of leases and rents referred to therein.~~

~~“Mortgage Policy” means a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy in form and substance, with endorsements and in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages with respect to each Mortgage to be valid First Priority Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Loan Documents, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable.~~

~~“Mortgaged Property” means (a) each Real Property identified as a Mortgaged Property on Schedule 5(a) to the Perfection Certificate dated the Closing Date and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.12.~~

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means (a) with respect to any Disposition by the Parent Borrower or any of its Subsidiaries, or any Recovery Event received or paid to the account of the Parent Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents and Indebtedness (other than Indebtedness constituting Capitalized Leases, Synthetic Lease Obligations or purchase money obligations) secured by a Lien on such assets ranking junior to the Liens under the Loan Documents), (B) the reasonable out-of-pocket expenses incurred by the Parent Borrower or such Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith, (D) any amount of such Net Cash Proceeds set aside as a cash reserve for indemnity or other potential claims in connection with any such transaction until any unused reserves are no longer maintained in connection with such sale and (E) in respect of a Recovery Event, any amounts required to be paid over to any applicable lessor or mortgagee; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and (b) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any of its Subsidiaries, the excess of (i) the sum of cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by the Parent Borrower or such Subsidiary in connection therewith.

“Note” means a promissory note made by the Borrowers in favor of a Lender, evidencing Loans made by such Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of any Loan Party to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Contract, any Cash Management Services or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise; provided that (i) obligations of the Parent Borrower or any of its Subsidiaries under any Specified Swap Contract, any Bank Products and any Cash Management Services shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed ~~and~~, (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Swap Contracts, Bank Products or Cash Management Services in their capacities as such and (iii) Obligations with respect to any Guarantor shall exclude Excluded Swap Obligations of such Guarantor.

“OFAC” has the meaning assigned to such term in Section 5.25.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Liabilities” means amounts due on account of or arising from (a) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries, (b) any Bank Product entered into with any Loan Party and (c) any Specified Swap Contract, as each may be amended from time to time.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overadvance” means a Credit Extension to the extent that, immediately after it having been made, Excess Availability is less than zero.

“Parent Borrower” has the meaning ascribed thereto in the introductory paragraph hereto.

“Participant” has the meaning ascribed thereto in Section 11.06(d).

“Participation Amount” has the meaning ascribed thereto in Section 2.19(b).

“Payment Amount” has the meaning ascribed thereto in Section 2.20.

“Payment Conditions” means, at the time of determination with respect to any specified Investment or prepayment, that (a) no Default then exists or would arise as a result of entering into such transaction or making such payment, (b) the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that average monthly Excess Availability, on a Pro Forma Basis after giving effect to such Investment or prepayment on such date and for the twelve (12) months following such date, will be greater than twelve and one-half percent (12.5%) of the Line Cap, and (c) after giving effect to such Investment or prepayment on a Pro Forma Basis, the Consolidated Fixed Charge Coverage Ratio, as calculated on a trailing twelve months basis, is greater than 1.0 to 1.0; provided that if that average monthly Excess Availability, as projected on a Pro Forma Basis for the twelve (12) months following and after giving effect to such acquisition or prepayment, will be greater than ~~twenty-five~~seventeen and one-half percent (~~25~~17.5%) of the Line Cap, the provisions of clause (c) will not be required to be satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means a certificate in the form of Exhibit H or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time.

“Permitted Cure Securities” means any equity securities of the Parent Borrower or Holdings issued pursuant to the Cure Right.

~~“Permitted Encumbrances” has the meaning specified in the Mortgages.~~

“Permitted Indebtedness” has the meaning ascribed thereto in Section 7.02.

“Permitted Lien” has the meaning ascribed thereto in Section 7.01.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a)     is made to maintain, protect or preserve the Collateral, the business of the Borrowers and/or the Secured Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Secured Parties; or

(b)     is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c)     is made to pay any other amount chargeable to any Loan Party hereunder; and

(d)     together with all other Permitted Overadvances then outstanding, shall not, at the time of making of such Permitted Overadvance, (i) exceed five percent (5%) of the Borrowing Base in the aggregate outstanding at any time or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days, or (iii) be made on more than two occasions in any 180 day period;

provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.19 regarding the Lenders’ obligations with respect to Participation Amounts, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and such “inadvertent Overadvances” shall not reduce the amount of Permitted Overadvances allowed hereunder; and provided further that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the Total Revolving Extensions of Credit would exceed the Aggregate Commitments at the time such Overadvance is made.

“Permitted Protest” shall mean the right of the Borrowers to protest any Lien (other than any such Lien that secures the Obligations), taxes, or rental payment; provided that (a) a reserve with respect to such obligation is established on the books and records in such amount (if any) to the extent required under GAAP, (b) any such protest is prosecuted diligently by the Borrowers in good faith, by appropriate proceedings, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (d) the failure to make payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

“Permitted Refinancing Indebtedness” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person (or any successor of such Person); provided, however, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the sum of (i) the outstanding principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended plus (ii) prepayment premiums and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has (i) a final maturity date equal to or later than the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and (ii) a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is Subordinated Indebtedness, such modification, refinancing, refunding, renewal or extension (i) is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Subordinated Indebtedness being modified, refinanced, refunded, renewed or extended, and (ii) contains terms that are not less favorable to such Person taken as a whole than the terms contained in the documentation governing the Indebtedness being refinanced (as determined in good faith by the Parent Borrower).

“Person” or “person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning ascribed thereto in Section 6.02.

“Pledged Debt” means any debt instrument constituting Collateral under any of the Collateral Documents.

“Pledged Equity” means any certificated equity security constituting Collateral under any of the Collateral Documents.

“Pro Forma Basis” means:

(a)     with respect to any determination for any Measurement Period covering any period prior to the Closing Date, that such determination shall be made giving pro forma effect to the Transactions, as if the Transactions had been consummated on the first day of such Measurement Period; and

(b)     with respect to any test hereunder, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(i)     the incurrence of any Indebtedness (including any pro forma change to consolidated interest expense) by the Parent Borrower or any of its Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness of the Parent Borrower or any of its Subsidiaries (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Measurement Period; and

(ii) any Disposition or acquisition of a Person or a line of business occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the date of determination, as if such Disposition or acquisition occurred on the first day of the Measurement Period;

in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable adjustments and assumptions that are specified in detail in the relevant Compliance Certificate, financial statements delivered to the Lenders in accordance with Section 6.01(a) or (b) or other document provided to the Administrative Agent in connection herewith, as would be in accordance with Regulation S-X under the Securities Act of 1933 or otherwise reasonably estimated by the Parent Borrower.

“Public Lender” has the meaning ascribed thereto in Section 6.02.

“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of any parent company of Holdings or Holdings have been distributed by means of an effective registration statement under the Securities Act of 1933.

“Public Offering” means a public offering of the Equity Interests of any parent company of Holdings or Holdings pursuant to an effective registration statement under the Securities Act of 1933.

“Qualified Counterparty” means, with respect to any Specified Swap Contract, Bank Product or Cash Management Services, any counterparty thereto that, at the time such Specified Swap Contract, Bank Product or Cash Management Services were entered into, was a Lender or an Affiliate of a Lender.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Advance Rate” means 90%.

“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent and the Co-Collateral Agent in their reasonable discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables, including, without limitation, on account of bad debts and dilution.

“Recovery Event” means any settlement or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Parent Borrower or any of its Subsidiaries.

“Refunded Swing Line Loan” has the meaning ascribed thereto in Section 2.07(b).

“Refunding Date” has the meaning ascribed thereto in Section 2.07(c).

“Register” has the meaning ascribed thereto in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse each Issuing Lender pursuant to Section 2.20 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharge, injecting, escaping, leaching, dumping, disposing, depositing or migration into the Environment, or into or through any building or structure.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the 30-day notice period has been waived.

“Reports” has the meaning ascribed thereto in Section 9.13.

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to conversion or continuation of the Revolving Credit Loans, a Conversion/Continuation Notice, (c) with respect to an issuance of a Letter of Credit, an Application, and (d) with respect to a Swing Line Loan, a notice pursuant to Section 2.07(a).

“Required Lenders” means, at any time, the holders of more than 50% of the Aggregate Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that (i) the Loans, L/C Obligations and unused Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders, (ii) at any time there are fewer than three Lenders, “Required Lenders” shall mean all Lenders and (iii) at any time there are three Lenders, Required Lenders shall mean two or more Lenders with more than 50% of the Aggregate Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

“Reserves” means all (if any) Inventory Reserves, Availability Reserves and Receivables Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, any executive or senior vice president, treasurer, assistant treasurer or controller of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing

Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) by the Parent Borrower or any of its Subsidiaries with respect to any capital stock or other Equity Interest of any Person, or any payment by the Parent Borrower or any of its Subsidiaries (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent~~4~~ Borrower’s or any of its Subsidiaries’ direct or indirect stockholders, partners or members (or the equivalent of any thereof).

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loan Overadvances and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Revolving Credit Commitment Increase” has the meaning ascribed thereto in Section 2.08(a).

“Revolving Credit Commitment Increase Lender” has the meaning ascribed thereto in Section 2.08(d).

“Revolving Credit Commitment Period” means the period after (but not including) the Closing Date to the Revolving Credit Termination Date.

“Revolving Credit Exposure” means, at any time, Total Revolving Extensions of Credit, minus L/C Obligations that have been Cash Collateralized.

“Revolving Credit Facility” means the Revolving Credit Commitments and the extensions of credit made thereunder.

“Revolving Credit Loans” has the meaning ascribed thereto in Section 2.01(a).

“Revolving Credit Percentage” means, as to any Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Aggregate Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

“Revolving Credit Termination Date” means ~~October~~August 16, ~~2017.~~2021.

“Revolving Extensions of Credit” means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding, (c) such Lender’s Revolving Credit Percentage of the Overadvances then outstanding and (d) such Lender’s Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

“RP Conditions” means, at the time of determination with respect to any specified Restricted Payment, that (a) no Default then exists or would arise as a result of making such payment, (b) the Borrowers have demonstrated to the reasonable satisfaction of the Administrative Agent that average monthly Excess Availability on a Pro Forma Basis after giving effect to such Restricted Payment as of such date and for the twelve (12) months following such date, will be greater than fifteen percent (15%) of the Line Cap, and (c) after giving effect to such Restricted Payment on a Pro Forma Basis, the Consolidated Fixed Charge Coverage Ratio, as calculated on a trailing twelve months basis, is greater than 1.1 to 1.0; provided that if that average monthly Excess Availability, as projected on a Pro Forma Basis for the twelve (12) months following and after giving effect to such Restricted Payment, will be greater than ~~thirty~~twenty percent (~~30~~20%) of the Line Cap, the provisions of clause (c) will not be required to be satisfied.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Administrative Agent, the Co-Collateral Agent, the Lenders and their Affiliates, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Issuing Lender, the Joint Lead Arrangers, the Joint Bookrunners, the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and the successors and assigns of each of the foregoing, each Qualified Counterparty party to a Specified Swap Contract, Bank Product or Cash Management Services, and the other Persons which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Party Expenses” means, without limitation, (a) all reasonable out-of pocket expenses incurred by the Administrative Agent and its Affiliates (including, without limitation, Merrill Lynch, Pierce, Fenner & Smith Incorporated) and the Co-Collateral Agent and its Affiliates in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) one firm of counsel for the Administrative Agent and the Co- Collateral Agent plus on additional firm of local counsel to the Administrative Agent and the Co-Collateral Agent in each applicable jurisdiction, (B) appraisers, (C) commercial finance examinations, and (D) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations; (b) with respect to the Issuing Lender, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Issuing Lender or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default; provided that such Secured Parties shall be entitled to reimbursement for no more than one counsel representing all such Secured Parties (absent a conflict of interest, in which case the Secured Parties may engage and be reimbursed for additional counsel) plus one local counsel in each applicable jurisdiction.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Senior Notes” means ~~the 10.5% Senior Notes of the Borrower due 2018.“Shareholder Distribution” means a distribution of up to $305,000,000~~$390,000,000 aggregate principal amount of floating rate senior notes due 2024 issued by the Parent Borrower ~~(and the subsequent distribution of such amount by Holdings to its shareholders) on or about the Closing~~on the Amendment No. 1 Effective Date.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Shrink Reserve” means an amount reasonably estimated by the Administrative Agent and the Co-Collateral Agent to be equal to that amount which is required in order that the Shrink reflected the Borrowers’ general ledger would be reasonably equivalent to the Shrink calculated as part of the Borrowers’ most recent physical inventory.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Swap Contract” means any Swap Contract entered into by any Borrower or any of their Subsidiaries with any Qualified Counterparty.

“Sponsors” means (i) LGP, the general partner of LGP and any Affiliate of LGP or its general partner (other than portfolio companies of LGP) and (ii) CVC, the general partner of the constituent owners of CVC and any Affiliate of such owners or their respective general partners (other than portfolio companies of CVC).

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Store” means any retail store operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means all Indebtedness of a Loan Party that is subordinate in right of payment to any or all of the Obligations.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrowers.

“Subsidiary Borrower” means LPM Manufacturing, Inc., Cortz, Inc. and each other Subsidiary of the Parent Borrower that becomes a Subsidiary Borrower following the ~~Closing~~Amendment No. 1 Effective Date pursuant to Section 6.12.

~~“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements customary for transactions of this type or (b) otherwise reasonably acceptable to the Administrative Agent.~~

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Commitment” means the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.06 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, which amount is part of and not in addition to the Revolving Credit Commitment.

“Swing Line Lender” means Bank of America, N.A., in its capacity as the lender of Swing Line Loans.

“Swing Line Loans” has the meaning ascribed thereto in Section 2.06(a).

“Swing Line Participation Amount” has the meaning ascribed thereto in Section 2.07.

“Syndication Agent” means U.S. Bank National Association, in its capacity as syndication agent.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions but excluding operating leases entered into in the ordinary course of business), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Administrative Agent” means ~~Bank of America~~Nomura Corporate Funding Americas, LLC in its capacity as administrative agent under the Term Loan Facility and its successors in such capacity.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Facility.

“Term Loan Facility” means that certain term loan credit agreement, dated as of ~~October~~August 16, ~~2012~~2016 by and among the Company, the Term Loan Lenders, the Term Loan Administrative Agent and the other parties thereto and any Permitted Refinancing indebtedness in respect thereof.

“Term Loan Lender” means each lender under the Term Loan Facility.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Facility.

“Term Loan Priority Collateral” has the meaning ascribed to such term in the Intercreditor Agreement.

“Threshold Amount” means $25,000,000.

~~“Title Company” means any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.~~

“Total Revolving Extensions of Credit” means, at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

“Trade Receivables Component” means the face amount of Eligible Trade Receivables minus Receivables Reserves multiplied by the Receivables Advance Rate.

“Tranche B Term Loans” has the meaning given to such term in the Term Loan Facility as in effect on the Closing Date.

“Transaction Expenses” means fees and expenses incurred in connection with the closing of this Agreement, the effectuation of the Transactions and any transactions contemplated in connection with the foregoing.

“Transactions” ~~has the meaning ascribed thereto in Section 6.11.~~means the entering into of Amendment No. 1, the borrowing of the Tranche B Term Loans on the Amendment No. 1 Effective Date, the issuance of the Senior Notes, the repayment in full of the Existing Term Loan Facility, the Existing Senior Notes and the Existing Holdco Senior Notes, the Distribution and the payment of fees and expenses in connection with the forgoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral or the availability of any remedy under the Loan Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, priority or availability of such remedy.

“Unfinanced Capital Expenditures” means Capital Expenditures other than those made with the proceeds of Indebtedness or capital lease transactions, or equity contributions permitted hereunder; provided that any Capital Expenditures made with the proceeds of Credit Extensions hereunder shall constitute Unfinanced Capital Expenditures.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Work Fee” means the fee charged by the initial Issuing Lender in connection with any issuance or amendment of any Letter of Credit, which Work Fee shall in no event exceed (i) $1,500 per Letter of Credit issued by such initial Issuing Lender with respect to any issuance thereof and (ii) $250 per Letter of Credit issued by such initial Issuing Lender with respect to any amendment thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(a) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements for the Fiscal Year ended October 1, 2011, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing (i) any changes in GAAP following the Closing Date in whether a lease is required to be capitalized shall be disregarded for purposes of any financial ratio or limitation in this Agreement and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Parent Borrower and its Subsidiaries or to the determination of any amount for the Parent Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent Borrower is required to consolidate pursuant to FASB Interpretation No. 46 —Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to New York City time.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Loan Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07. Joint and Several Liability of Borrowers for Obligations. All Credit Extensions made hereunder are made to or for the mutual benefit, directly and indirectly, of the Borrowers, collectively, and in consideration of the agreement of each of the Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full payment when due and performance of all Obligations and each of the Borrowers agree that such liability is independent of the duties, obligations and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each of the Borrowers, jointly and severally, absolutely and unconditionally guarantees to the Administrative Agent, the Lenders and the other Secured Parties the full payment and performance when due of all the Obligations.

1.08. Parent Borrower. The Borrowers hereby each appoint the Leslie’s as the “Parent Borrower” hereunder and each hereby agrees that any notice required to be provided to or by any Borrower hereunder may be provided solely to or by the Parent Borrower on behalf of each of the Borrowers.

1.09. Administrative Agent and Co-Collateral Agent. All determinations under this Agreement that are specified to be made by the Administrative Agent and the Co-Collateral Agent shall be made jointly by such Persons; provided that, in the event that the Administrative Agent and the Co-Collateral Agent cannot agree on any matter to be determined by the Administrative Agent and the Co-Collateral Agent, then (a) if the aggregate amount of the Reserves with respect to which there is such a disagreement is less than or equal to $10,000,000, the determination shall be made by the Administrative Agent or the Co-Collateral Agent asserting the more conservative credit judgment or (b) if the aggregate amount of the Reserves with respect to which there is such a disagreement is greater than $10,000,000, the determination shall be made by the Administrative Agent.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Revolving Credit Commitments.

(a) Subject to the terms and conditions hereof, the Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to the Borrowers from time to time after the Closing Date and during the Revolving Credit Commitment Period; provided that after giving effect thereto (i) the aggregate principal amount of Revolving Credit Loans at any one time outstanding for each Lender, when added to such Lender’s Revolving Credit Percentage of the sum of (x) the L/C Obligations then outstanding and (y) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender’s Revolving Credit Commitment and (ii) the Total Revolving Extensions of Credit do not exceed the Line Cap. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Rate Loans or Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Section 2.05; provided that no Revolving Credit Loan shall be made as a Eurodollar Rate Loan after the day that is one month prior to the Revolving Credit Termination Date.

(b) The Borrowers shall repay all outstanding Revolving Credit Loans on the applicable Revolving Credit Termination Date.

(c) The Inventory Reserves and Availability Reserves as of the Closing Date are set forth in the Borrowing Base Certificate delivered pursuant to Section 4.01(g).

The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its reasonable discretion to establish, modify or eliminate Reserves.

2.02. Termination or Reduction of Revolving Credit Commitments.

(a) The Borrowers may, upon notice from the Parent Borrower to the Administrative Agent, terminate the Revolving Credit Commitments or from time to time permanently reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. fifteen Business Days prior to the date of termination or five Business Days prior to the date of reduction, as the case may be, (ii) any such notice shall be irrevocable (except in the case of a termination, such notice shall be irrevocable only beginning three days prior to the date of the proposed termination), (iii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 and (iv) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Extensions of Credit would exceed the Line Cap. Each such reduction or termination shall be applied ratably to the Revolving Credit Commitments of each Lender.

(b) If, after giving effect to any reduction of the Aggregate Commitments, the L/C Commitment or the Swing Line Commitment exceeds the amount of the Aggregate Commitments, such Commitment shall be automatically reduced by the amount of such excess.

(c) Upon the Revolving Credit Termination Date, the Revolving Credit Commitments of the Lenders shall be terminated in full, and the Borrowers shall pay, in full and in cash, all outstanding Revolving Credit Loans then owing by them to the Lenders.

The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Revolving Credit Commitments, the L/C Commitment or the Swing Line Commitment under this Section 2.02. All fees accrued until the effective date of any such termination or reduction shall be paid on the effective date of such termination or reduction.

2.03. [Reserved].

2.04. [Reserved].

2.05. Borrowings, Conversions and Continuations of Loans.

(a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by ~~telephone~~(A) telephone, or (B) a Committed Loan Notice or Conversion/Contiuation Notice, as the case may be; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice or Conversion/Continuation, as applicable. Each such notice must be received by the Administrative Agent not later than 2:00 p.m. (i) three Business Days prior to the requested date of the Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of the Borrowing of Base Rate Loans. ~~Each telephonic notice by the Borrowers pursuant to this Section 2.05(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice or Conversion/Continuation Notice, as the case may be, appropriately completed and signed by a Responsible Officer of the Parent Borrower.~~ The Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. The Borrowing of or conversion to Base Rate Loans shall be in a principal amount of

$250,000 or a whole multiple of $100,000 in excess thereof; provided that the Swing Line Lender may request, on behalf of the Borrowers, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to Section 2.07. Each Committed Loan Notice ~~(whether telephonic or written)~~ shall specify (i) the requested date of the Borrowing (which shall be a Business Day), (ii) the principal amount of Loans to be borrowed, (iii) the Type of Loans to be borrowed, and (iv) if applicable, the duration of the Interest Period with respect thereto. Each Conversion/Continuation Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the conversion or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be converted or continued, (iv) the Type of Loans to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice of a conversion or continuation in a Conversion/Continuation Notice, then the Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Borrowing of Eurodollar Rate Loans in any such Committed Loan Notice or a conversion to or continuation of Eurodollar Rate Loans in a Conversion/Continuation Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Credit Loan, and if no timely notice of a conversion or continuation in a Conversion/Continuation Notice is provided by the Parent Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.05(a). Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Parent Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. ~~At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in the Prime Rate promptly following the public announcement of such change.~~

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) 15 Interest Periods or (ii) more than two Interest Periods of less than one month, in each case, in effect with respect of all Loans.

(f) The Administrative Agent, without the request of any Borrower, may advance any interest, fee, service charge, Secured Party Expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Register notwithstanding that an Overadvance may result thereby; provided that, prior to advancing any amounts for payment of Secured Party Expenses, the Administrative Agent shall furnish the Borrowers with five (5) Business Days advance notice thereof; provided further that in no event shall the Administrative Agent make an advance hereunder, if after giving effect thereto, the Total Revolving Extensions of Credit would exceed the Aggregate Commitments. The Administrative Agent shall deliver to the Borrowers a statement of any such advance or charge promptly after the making thereof (or in the case of Secured Party Expenses, at the time that the five (5) Business Days’ notice is furnished) in reasonable detail sufficient to allow the Borrowers to verify such interest, fee, service charge, Secured Party Expenses or other payment. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.09(b). Any amount which is added to the principal balance of the Register as provided in this Section 2.05(f) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(g) The Administrative Agent, the Lenders, the Swing Line Lender and the Issuing Lender shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders, the Swing Line Lender and the Issuing Lender and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Loan and an Obligation. Any Permitted Overadvance shall be subject to such required repayments and other terms as the Administrative Agent may determine. The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.19 regarding the Lenders’ obligations to purchase participations with respect to Letters of Credit or of Section 2.07 regarding the Lenders’ obligations to purchase participations with respect to ~~Swingline~~Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Secured Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)) regardless of the amount of any such Overadvance(s).

2.06. Swing Line Commitment.

(a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, after the Closing Date and during the Revolving Credit Commitment Period, it will make available to the Borrowers, in the sole reasonable discretion of the Swing Line Lender, in the form of swing line loans (“Swing Line Loans”) a portion of the credit otherwise available to the Borrowers under the Revolving Credit Commitments, which portion is a part of and not in addition to the Revolving Credit Commitments; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender’s other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender’s Revolving Credit Commitment then in effect) and (ii) the Borrowers shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Total Revolving Extensions of Credit would exceed the Line Cap. During the Revolving Credit Commitment Period, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

(b) The Borrowers shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

2.07. Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.

(a) The Borrowers may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period; provided that the Borrowers shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 2:00 p.m. on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 p.m. on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Administrative Agent’s Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrowers on such Borrowing Date in like funds as received by the Administrative Agent.

(b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrowers (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day’s notice given by the Swing Line Lender no later than 12:00 noon, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Lender’s Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Administrative Agent’s Office in immediately available funds, not later than 10:00 a.m., one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

(c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.07(b), one of the events described in Section 8.01(f) shall have occurred and be continuing with respect to any Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.07(b), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.07(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the “Swing Line Participation Amount”) equal to (i) such Lender’s Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

(d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender’s Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(e) Each Lender’s obligation to make the Loans referred to in Section 2.07(b) and to purchase participating interests pursuant to Section 2.07(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.08. Incremental Credit Extensions.

(a) The Borrowers may at any time or from time to time after the Closing Date, by notice from the Parent Borrower to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Credit Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below (i) all representations and warranties in Article V shall be true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except to the extent that a particular representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct), (ii) no Default or Event of Default shall exist or would result therefrom and (iii) the aggregate principal amount of all Revolving Credit Commitment Increases shall not exceed $50,000,000.

(b) Each Revolving Credit Commitment Increase shall be in an aggregate principal amount that is a whole multiple of $500,000 which is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in Section 2.08(a)(iii) above).

(c) The Revolving Credit Loans made pursuant to the Revolving Credit Commitment Increases (a) shall be made under and documented in this Agreement or pursuant to an amendment hereto and shall rank pari passu in right of payment and of security with the Revolving Credit Loans and (b) shall be treated substantially the same as or less favorably than the Revolving Credit Loans (including with respect to mandatory and voluntary prepayments and voting rights).

(d) Each notice from the Borrowers pursuant to this Section 2.08 shall set forth the requested amount and proposed terms of the relevant Revolving Credit Commitment Increases. Revolving Credit Commitment Increases may be provided by any existing Lender or by any other bank or other financial institution selected by the Borrowers (any such bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s providing any such Revolving Credit Commitment Increases if such consent would be required under Section 11.06 for an assignment of Commitments to such Lender or Additional Lender. Revolving Credit Commitments in respect of

Revolving Credit Commitment Increases shall become Revolving Credit Commitments (or in the case of a Revolving Credit Commitment Increase to be provided by an existing Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender agreeing to provide such Revolving Credit Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.08. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 and such other conditions as the parties thereto shall agree. The Borrowers will use the proceeds of the Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Revolving Credit Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.08, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Credit Commitment Increase (each, a “Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Lender (including each such Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Lenders represented by such Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, the Lenders (including the Additional Lenders) shall make such payments as directed by the Administrative Agent in order that the Revolving Credit Loans are held by the Lenders (including Additional Lenders) ratably in accordance with the increased Revolving Credit Commitments (and interest and other payments shall be adjusted accordingly).

(e) The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.08.

(f) This Section 2.08 shall supersede any provisions in Section 2.14, 2.15 or 11.01 to the contrary.

2.09. Prepayments.

(a) Optional. The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 2:00 p.m., (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) one Business Day prior to the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such prepayment is being made in connection with the closing of another transaction it may be conditioned upon the closing of such transaction. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of any Loans shall be paid to the Lenders thereof in accordance with their respective Applicable Percentages in respect of the Revolving Credit Facility.

(b) Mandatory. (i) If for any reason the Total Revolving Extensions of Credit at any time exceed the Line Cap as then in effect, the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans, and Letter of Credit borrowings and/or Cash Collateralize the L/C Obligations (other than Letter of Credit borrowings) in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.09(b)(i) unless after the prepayment in full of the Revolving Credit Loans and the Swing Line Loans and the Total Revolving Extensions of Credit exceed the Line Cap as then in effect.

(ii) The Borrowers shall also prepay the Loans and Cash Collateralize Letters of Credit in accordance with the provisions of Section 6.17.

2.10. Interest.

(a) Subject to the provisions of Section 2.10(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) (i) If any Obligation is not paid when due (in each case, without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then the Administrative Agent upon the request of the Required Lenders shall notify the Borrowers that such amount shall, until such time as such Event of Default has ceased to exist, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any other Event of Default exists, then the Administrative Agent, upon the request of the Required Lenders, shall notify the Borrowers that the principal amount of all outstanding Obligations (including, without limitation, all Letter of Credit Fees) shall, until such time as such Event of Default has ceased to exist, bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that such request and notice shall not be required with respect to any Event of Default under Section 8.01(f) and, upon such an Event of Default such amounts shall bear interest at the Default Rate automatically.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.11. Fees.

(a) The Borrowers shall pay an upfront fee to each Lender with a Revolving Credit Commitment a fee on the Closing Date equal to 0.375% of the principal amount of the Revolving Credit Commitment of such Lender on the Closing Date. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b) The Borrowers shall pay the fees relating to the Revolving Credit Facility to the Persons in the amounts and at the times specified in the Administrative Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) The Borrowers agree to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender) a commitment fee for the period from and including the Closing Date to but excluding the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the actual daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

2.12. Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.14(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.13. Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note or Notes, which shall evidence such Lender’s Loans and Revolving Credit Commitments in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and Revolving Credit Commitments and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note(s) and upon cancellation of such Note(s), the Borrowers will issue, in lieu thereof, a replacement Note or Notes in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

2.14. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.05) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds ~~Effective~~ Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

Administrative Agent, at the greater of the Federal Funds ~~Effective~~ Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, participate in Letters of Credit or Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. Subject to Section 8.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.15. Sharing of Payments by Lenders. (i) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that:

(ii) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(iii) the provisions of this Section 2.15 shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant if made in accordance with Section 11.06.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.16. Letters of Credit Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender agrees, in each case, in reliance on the agreements of the other Lenders set forth in Section 2.19(a), to issue Standby Letters of Credit or Commercial Letters of Credit (the “Letters of Credit”) for the account of the Borrowers (which the Borrowers may request be issued with respect to obligations of any Subsidiary of a Borrower) on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that no Issuing Lender shall be obligated to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Total Revolving Extensions of Credit would exceed the Line Cap. Each Letter of Credit shall be denominated in Dollars.

(b) No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Law. The L/C Issuer shall not issue any Letter of Credit, if:

(i) subject to Section 2.16(d), the expiry date of such requested Standby Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(ii) subject to Section 2.16(d), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance, unless the Required Lenders have approved such expiry date; or

(iii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Cash Collateralized or otherwise credit supported to the reasonable satisfaction of the Administrative Agent and the applicable Issuing Lender at the time of issuance.

(c) No Issuing Lender shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder)

not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.

(d) Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Lenders shall not be responsible to the Borrowers for, and the Issuing Lenders’ rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Lenders required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Lenders or the beneficiary is located, the practice stated in clause (i) or (ii) of the previous sentence, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

2.17. Procedure for Issuance of Letter of Credit. The Borrowers may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Such Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Lender, by personal delivery or by any other means acceptable to the L/C Issuer. Concurrently with the delivery of an Application to the Issuing Lender, the Parent Borrower shall deliver a copy thereof to the Administrative Agent. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with their respective customary procedures and the Issuing Lender will issue the Letter of Credit requested thereby by causing or issuing the original of such Letter of Credit to be issued to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrowers (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after the Issuing Lender’s receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, the Issuing Lender shall furnish a copy of such Letter of Credit to the Borrowers. The Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the face amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.

2.18. L/C Fees and Other Charges.

(a) The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) with respect to each Commercial Letter of Credit, equal to 50% of the Applicable Margin for Eurodollar Rate Loans, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) with respect to each Standby Letter of Credit, equal to the Applicable Margin for Eurodollar Rate Loans, times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).

(b) The Borrowers shall pay directly to the Issuing Lender for its own account a fronting fee (i) with respect to each Commercial Letter of Credit, at the rate per annum equal to one-eighth of one percent (0.125%), computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a Commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the Issuing Lender, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each Standby Letter of Credit, at the rate per annum equal to one-eighth of one percent (0.125%), computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears.

(c) In addition to the foregoing fees, the Borrowers shall (i) pay or reimburse each Issuing Lender other than the initial Issuing Lender, without duplication, for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit and (ii) with respect to any Letter of Credit issued by the initial Issuing Lender, pay the Work Fee applicable thereto.

2.19. L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage of each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender upon demand of the Administrative Agent at the Administrative Agent’s address for notices (and thereafter the Administrative Agent shall promptly pay to the Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 2.19(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender in connection with any Letter of Credit is not paid to an Issuing Lender within three Business Days after the date such payment is due, the Administrative Agent shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, as the case may be, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds ~~Effective~~ Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 2.19(a) is not made available to the Administrative Agent for the account of such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of such Issuing Lender to any L/C Participant with respect to any amounts owing under this Section 2.19 shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 2.19(a) and the Administrative Agent receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, the Administrative Agent will promptly distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender), the portion thereof previously distributed by such Issuing Lender.

2.20. Letters of Credit Reimbursement Obligation of the Borrowers. The Borrowers agree to reimburse the Issuing Lender on each date on which such Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (a) such draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Lender (without duplication) in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made through the Administrative Agent in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.10(a)(ii) and (ii) thereafter, Section 2.10(b). Each drawing under any Letter of Credit shall (unless an event of the type described in Section 8.01(f) shall have occurred and be continuing with respect to the Borrowers, in which case the procedures specified in Section 2.19 for funding by L/C Participants shall apply) constitute a request by the Borrowers (provided that the Borrowers shall not be deemed to have made any representations or warranties in connection with such request) to the Administrative Agent for a borrowing pursuant to Section 2.05 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.07 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.05 (or, if applicable, Section 2.07), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit. If Revolving Credit Loans (or, if applicable, Swing Line Loans) are otherwise unavailable to the Borrowers, the Payment Amount shall be paid to the Issuing Lender, on (x) the same Business Day that the Issuing Lender notifies the Borrowers of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, if such notice is provided prior to 12:00 p.m. (New York City time) or (y) the following Business Day, in all other cases.

2.21. Letters of Credit Obligations Absolute. The Borrowers’ obligations under Section 2.20 in respect of the Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree with each Issuing Lender that the Issuing Lenders shall not be responsible for, and the Borrowers’ reimbursement obligations under Section 2.20 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except that the Issuing Lender shall be liable to the extent provided by law for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrowers agree that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on each Borrower and shall not result in any liability of any Issuing Lender to any Borrower. The initial Issuing Lender shall not have any liability to any Borrower, the Administrative Agent or the Lenders in respect of any Letters of Credit issued by it or any Letters of Credit requested to be issued by it, nor shall the initial Issuing Lender owe any duty to any Person, or be deemed to have agreed, to issue any Letters of Credit. The Issuing Lenders may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

2.22. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrowers and the Administrative Agent of the date and amount thereof. The responsibility of any Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit and, in the case of any Issuing Lender, making any payment to the applicable beneficiary in accordance with the applicable Letter of Credit.

2.23. Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article II, the provisions of this Article II shall apply.

2.24. Defaulting Lender Adjustments. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the

Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account (which amount shall not bear interest under this Agreement) and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.11(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be not be entitled to receive Letter of Credit fees.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.07 and 2.19, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Extensions of Credit of that Lender. For the avoidance of doubt, under no circumstances shall the Revolving Extension of Credit of any Lender be in excess of such Lender’s Revolving Credit Commitment.

(v) Reallocation of Revolving Credit Percentages. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to fund Revolving Loans pursuant to Section 2.01, the “Revolving Credit Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, the aggregate obligation of each non-Defaulting Lender to fund Revolving Loans shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Extensions of Credit of that Lender. For the avoidance of doubt, under no circumstances shall the Revolving Extension of Credit of any Lender be in excess of such Lender’s Revolving Credit Commitment.

(b) Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swing Line Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the ~~Committed~~Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.24(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes unless required by applicable Laws; provided that if any applicable withholding agent shall be required by applicable Laws to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions with respect to such Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 3.01) have been made, the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Loan Parties. Without limiting or duplicating the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes imposed or asserted on or attributable to any payment by or on account of any obligation of any Loan Party under any Loan Document or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid or payable by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Loan Party to a Governmental Authority, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Borrowers and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrowers or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent of its inability to do so. Unless the Borrowers or the Administrative Agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent (as applicable) shall withhold amounts required to be withheld by applicable Laws from such payments at the applicable statutory rate. Without limiting the foregoing:

(1)    Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)    Each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) whichever of the following is applicable:

(A)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B)    two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit O (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(e) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(E)    two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

Each Lender shall deliver to the Borrowers and the Administrative Agent two further original copies of any previously delivered form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or inaccurate and promptly after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers or the Administrative Agent, or promptly notify the Borrowers and the Administrative Agent that it is unable to do so. Each Lender shall promptly notify the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or certification to the Borrowers or the Administrative Agent,

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. If the Borrowers reasonably believe that the Administrative Agent or a Lender is entitled to a refund (whether received in cash or as an offset against other cash tax obligations) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by an applicable Loan Party or with respect to which an applicable Loan Party has paid additional amounts pursuant to this Section 3.01, the Parent Borrower may request that the Administrative Agent or relevant Lender pursue such refund with the relevant Governmental Authority at the Borrowers’ expense (so long as such efforts would not, in the sole determination of the Administrative Agent or the Lender, result in any unreimbursed costs or expenses or be otherwise materially disadvantageous to it). If the Administrative Agent or the applicable Lender receives such refund, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

(g)    Lenders. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 3.01, include an Issuing Lender and a Swing Line Lender.

3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03.    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan (any such Loans, “Impacted Loans”), (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) above, the Administrative Agent, in consultation with the Borrowers and the Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.

3.04.    Increased Costs; Reserves on Eurodollar Rate Loans.

(a)    Increased Costs Generally. If any Change in Law shall:

(ii)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any Issuing Lender;

(iii)    subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any ~~Eurodollar Rate~~ Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 or any Excluded Tax); or

(iv)    impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or ~~Eurodollar Rate~~ Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurodollar Rate~~ Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04, in reasonable detail sufficient to allow the Borrowers to verify such calculation, and delivered to the Parent Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)    Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f)    Increased Amounts. No Lender shall demand any payment referred to herein if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Parent Borrower pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding loss of anticipated profits. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06.    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender, the Parent Borrower may replace such Lender in accordance with Section 11.13; provided, that prior to any such replacement, such Lender shall have taken no action under Section 3.06(a) so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.01, and until such time as such replacement is consummated, the Borrowers shall pay all additional amounts pursuant to Section 3.01.

3.07.    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.    Conditions. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction or waiver pursuant to Section 11.01 of the following conditions precedent:

(a)    The Administrative Agent’s receipt of the following:

(i)    executed counterparts of this Agreement (including the related Lender Addenda), the Guarantee and Collateral Agreement and the Perfection Certificate by each of the parties thereto, together with:

(A)    certificates representing the Pledged Equity accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank or with other instruments of transfer and all other documents or agreements required by the Guarantee and Collateral Agreement, and

(B)    UCC financing statements relating to the Collateral in form appropriate for filing under the Uniform Commercial Code of each jurisdiction where any Loan Party is organized naming such Loan Party as debtor and the Administrative Agent as secured party.

(ii)    a Note executed by the Borrowers in favor of each Lender that has requested a Note at least three Business Days prior to the Closing Date;

(iii)    a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments;

(iv)    “long form” good standing certificates of each Loan Party in its jurisdiction of organization and, to the extent reasonably requested by the Administrative Agent, bring-down good standing certificates of the Loan Parties;

(v)    a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit G;

(vi)    a certificate signed by a Responsible Officer of the Parent Borrower certifying that the conditions specified in Sections 4.01(f) and 4.02 have been satisfied;

(vii)    a certificate from the chief financial officer of the Borrowers which shall certify to the Solvency of the Borrowers and its Subsidiaries considered as a whole;

(viii)    certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral;

(ix)    the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.01 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent;

(x)    evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all amounts due and owing thereunder are being repaid in full and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released; and

(xi)    evidence that the Senior Notes and the Holdco Senior Notes have been amended on or concurrently with the Closing Date to, among other things, extend the final maturity of the Senior Notes to August 20, 2018.

(b)    All fees required to be paid to the Administrative Agent and the Joint Bookrunners on or before the Closing Date shall have been paid.

(c)    The Borrowers shall have paid the reasonable and documented fees and out-of-pocket disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date.

(d)    There shall be no material indebtedness of the Borrowers or the Guarantors (other than under the Loan Documents, the Term Loan Facility, the Holdco Senior Notes and the Senior Notes), except as set forth on Schedule 7.02.

(e)    If any Credit Extensions are to be made on the Closing Date, the Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

(f)    Since October 1, 2011, no Material Adverse Effect shall have occurred.

(g)    The Administrative Agent shall have received a Borrowing Base Certificate dated as of a recent date, related to the month ended August 25, 2012, and executed by a Responsible Officer of the Parent Borrower. After giving effect to (i) any funding of the Loans on the Closing Date and (ii) and all Letters of Credit to be issued at, or immediately subsequent to, the Closing Date, Excess Availability shall be not less than $75,000,000.

(h)    The Administrative Agent shall have received and be satisfied with a field exam and inventory appraisal from an appraiser reasonably acceptable to the Administrative Agent.

4.02.    Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a)    Representations and Warranties. At the time of each extension of credit, as applicable, and also after giving effect thereto, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such extension of credit (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except to the extent that a particular representation or warranty is already qualified by materiality, in which case, such representation or warranty shall be true and correct).

(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)    Each borrowing by or issuance of a Letter of Credit on behalf of, the Borrowers hereunder (excluding any borrowing of Revolving Credit Loans pursuant to Section 2.07(b) and of any Loans pursuant to Section 2.20) shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 4.02 have been satisfied.

(d)    The Administrative Agent and, if applicable, the Issuing Lender or the Swing Line Lender shall have received a Request for Credit Extension in the form of Exhibit A-1 or A-2, as applicable, in accordance with the requirements hereof.

Without limiting the generality of the provisions of Section 9.07, for purposes of determining compliance with the conditions specified in this Article IV on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of the Borrowers and Holdings (where applicable below) represents and warrants to the Administrative Agent and the Lenders that:

5.01.    Existence, Qualification and Power. Holdings and each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, Holdings’ and each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, its federal employer identification number.

5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law in any material respect. The execution, delivery and performance by Holdings of each Loan Document to which it is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of its Organization Documents.

5.03.    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) in the case of clause (d) above, authorizations, approvals, actions, notices and filings required in connection with enforcement of remedies against securities under securities laws or (ii) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.

5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto and Holdings, to the extent party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Holdings or such Loan Party, enforceable against each such Person that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05.    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)    Since October 1, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c)    The consolidated forecasted balance sheet, statements of income and cash flows of the Parent Borrower and its Subsidiaries delivered to the Lenders prior to the Closing Date or pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, a reasonable estimate of the Parent Borrower’s future financial condition and performance.

5.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07.    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

5.08.    Ownership of Property; Liens; Investments.

(a)    Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Loan Party and each of its Subsidiaries has good record and marketable title to, or valid leasehold interests in, all tangible personal property used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. ~~No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing~~

~~and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 6.07.~~

(b)    The properties of each Loan Party and each of its Subsidiaries are subject to no Liens, other than Permitted Liens.

(c)    Schedule 5.08(c) sets forth, as of the Closing Date, a complete and accurate list of all real property owned as of such date by each Loan Party and each of its Subsidiaries showing as of such date the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)    (i) Schedule 5.08(d)(i) sets forth, as of the Closing Date, a complete and accurate list of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessee as of such date, and which provide for annual rental payments in excess of $250,000, showing as of such date the street address thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(ii)    Schedule 5.08(d)(ii) sets forth a complete and accurate list, as of the Closing Date, of all leases of real property under which any Loan Party or any Subsidiary of a Loan Party is the lessor as of such date, which provide for annual rental payments in excess of $250,000, showing as of such date the street address thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)    Schedule 5.08(e) sets forth a complete and accurate list, as of the Closing Date, of all Investments held by any Loan Party or any Subsidiary of a Loan Party as of such date, showing as of such date the amount, obligor or issuer and maturity, if any, thereof.

5.09.    Environmental Compliance.

(a)    None of the Loan Parties or any of their respective Subsidiaries: (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) has become subject to any Environmental Liability, (iii) has received written or, to the knowledge of any Loan Party, verbal notice of any pending or, to the knowledge of the Loan Parties, threatened claim or other proceeding with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability of any Loan Party or any of their respective Subsidiaries, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of the Loan Parties, formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the knowledge of the Loan Parties, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; (iii) to the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries; and (iv) to the knowledge of the Loan Parties, Hazardous Materials have not been Released, discharged or disposed of and are not otherwise present on any property currently or formerly, owned, leased or operated by any Loan Party or any of its Subsidiaries.

(c)    (i) Neither any Loan Party nor any of its Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and (ii) to the knowledge of the Loan Parties, all generation, use, treatment, handling or storage of Hazardous Materials at, or transportation of Hazardous Materials to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, and all such activities by the Loan Parties and their Subsidiaries at any location, have been done in a manner which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.10.    Insurance. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11.    Taxes. Holdings and each of its Subsidiaries has filed all material federal, state and other Tax returns and reports required to be filed, and has paid all material federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP; provided such contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no outstanding or proposed tax assessment, deficiency or other claim known to a Responsible Officer of Holdings or any Borrower against Holdings or any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect (individually or in the aggregate). Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

5.12.    ERISA Compliance.

(a)    Except as has not resulted or could not reasonably be expected to result in a Material Adverse Effect: (i) each Plan has been operated and maintained in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which could reasonably be expected to prevent, or cause the loss of, such qualification; (iii) each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code; and (iv) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)    There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) Except as would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13.    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent applicable) and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and other Permitted Liens. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(iii) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14.    Margin Regulations; Investment Company Act.

(a)    None of the proceeds of the Loans shall be used in any manner that would result in a violation of Regulations T, U or X of the FRB.

(b)    None of Holdings, the Borrowers or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15.    Disclosure. The information (other than projections, other forward-looking information and information of a general economic or industry–specific nature) furnished (whether in writing or orally) by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when so furnished and taken as a whole, does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16.    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17.    Intellectual Property; Licenses, Etc.Schedule 5.17 sets forth as of the Closing Date a complete and accurate list of all items of Intellectual Property owned by each Loan Party and each of its Subsidiaries that are registered with the United States Patent and Trademark Office and United States Copyright Office or have been filed for registration and have not been abandoned. To the knowledge of the Borrowers, each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the Intellectual Property used in the operation of its respective businesses, it being understood that the foregoing is not to be construed as a representation or warranty with respect to infringement, which is the subject of the next following sentence. To the knowledge of the Borrowers, the conduct of the businesses of each Loan Party or any of its Subsidiaries does not infringe or misappropriate the Intellectual Property or dilute any trademark or service mark of any other Person. No written claim or litigation regarding any such infringement is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18.    Solvency. On a consolidated basis, the Loan Parties are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.19.    Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties comply in all material respects with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in all material respects in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.19, as of the Closing Date, no Loan Party is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition except those that could not reasonably be expected to have a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party except those that could not reasonably be expected to have a Material Adverse Effect.

5.20.    Collateral Documents. Except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable First Priority Lien (subject to Liens permitted by Section 7.01), on all right, title and interest of the respective

Loan Parties in the Collateral described therein, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Collateral Document), such Collateral Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.21.    Indebtedness and Liens. The Borrowers and their respective Subsidiaries have no Indebtedness (other than Permitted Indebtedness) or Liens (other than Permitted Liens) outstanding as of the Closing Date.

5.22.    Licenses and Permits. Each Loan Party and each of its Subsidiaries has all licenses, permits, authorizations, consents and approvals of a Governmental Authority required by Law to carry on its business as currently conducted, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.23.    Status as Senior Debt. The Obligations are “Senior Debt” and “Designated Senior Debt” under, and as defined in, any Subordinated Indebtedness of any Loan Party which contains such designations.

5.24.    Deposit Accounts; Credit Card Arrangements.

(a)    Annexed hereto as Schedule 5.24(a) is a list of all deposit accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each deposit account (i) the name and address of the depository; and (ii) the account number(s) maintained with such depository.

(b)    Annexed hereto as Schedule 5.24(b) is a list describing all material arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

5.25.              USA PATRIOT Act; FCPA; OFAC; Anti-Terrorism.

(i) To the extent applicable, each of Holdings, the Borrowers and their respective Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

(j) No part of the proceeds of any Loans or any Letter of Credit will be used by Holdings, the Borrower or any of their respective Subsidiaries, directly or, to the knowledge of Holdings, the Borrower or any of their respective Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (“FCPA”).

(k)     None of Holdings, the Borrower or any of their respective Subsidiaries is any of the following:

(i)    a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(ii)    a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)    a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;

(iv)    a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)    a Person that is named as a “specially designated national and blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list and none of the proceeds of the Loans or any Letter of Credit will be, directly or, to the knowledge of Holdings, the Borrower or any of their respective Subsidiaries, indirectly, offered, lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently the subject of sanctions administered by OFAC.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Letter of Credit remains outstanding, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services) the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01.    Financial Statements. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:

(a)    as soon as available, but in any event within 105 days after the end of each Fiscal Year of the Parent Borrower (commencing with the Fiscal Year ending September 29, 2012) (i) a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement (other than any such qualification or exception resulting solely from the maturity of the Indebtedness under this Agreement) and (ii) a management discussion and analysis of financial condition and results of operations, discussing and analyzing the results of operations for the Parent Borrower for such Fiscal Year;

(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (commencing with the fiscal quarter ended December 29, 2012) (i) a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Parent Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Parent Borrower as fairly presenting the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes and (ii) a management discussion and analysis of financial condition and results of operations, discussing and analyzing the results of operations for the Parent Borrower for such fiscal quarter;

(c)    as soon as available, but in any event within 45 days after the end of each Fiscal Month of each Fiscal Year of the Parent Borrower (commencing with the Fiscal Month ended October 27, 2012) a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated statements of income or operations for such Fiscal Month and for the portion of the Parent Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Parent Borrower as fairly presenting the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal quarter-end adjustments and the absence of footnotes; and

(d)    as soon as available, but in any event no later than ~~90~~105 days after the end of each Fiscal Year of the Parent Borrower commencing at the end of the Fiscal Year ended September 29, 2013, an annual budget of the Parent Borrower and its Subsidiaries on a consolidated basis, including forecasts and projections of Excess Availability prepared by management of the Parent Borrower, in form reasonably acceptable to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent Borrower and its Subsidiaries for each Fiscal Month of the immediately following Fiscal Year.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrowers shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02.    Certificates; Other Information. Deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:

(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) commencing with the financial statements for the period ending December 29,

2012, a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent Borrower (including calculations of financial covenant ratios), (ii) commencing with the financial statements for the period ending December 29, 2012, a narrative prepared by management of the Parent Borrower with respect to such financial statements in form and substance reasonably satisfactory to the Administrative Agent and (iii) notice of any change in location of the Parent Borrower’s principal executive office of any distribution facility (including the establishment of any such new office or facility);

(b)    promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c)    promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Parent Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)    promptly, and in any event within seven Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(e)    promptly, after any Loan Party’s obtaining knowledge thereof, notice of any Environmental Liability of any Loan Party (including any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit) and any action or proceeding affecting any Loan Party or any of its Subsidiaries with respect to any Environmental Liability that could in either case ~~(i)~~ reasonably be expected to have a Material Adverse Effect ~~or (ii) reasonably be expected to cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law~~;

(f)    as soon as available, but in any event within 30 days after the end of each Fiscal Year of the Parent Borrower, (i) a report supplementing Schedules 5.08(c) and 5.08(d), including an identification of all owned and leased real property (but only to the extent that the annual rental payments with respect to such leased real property exceed $500,000) disposed of by any Loan Party or any Subsidiary thereof during such Fiscal Year, a list and description (including the street address and the record owner and book value (if applicable) thereof) of all real property acquired or leased (but only to the extent that the annual rental payments with respect to such leased real property exceed $500,000) during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedules 5.08(e) and 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete in all material respects, each such report to be signed by a Responsible Officer of the Parent Borrower and to be in a form reasonably satisfactory to the Administrative Agent and (iii) a duly completed supplement to the Perfection Certificate or a certificate of a Responsible Officer confirming that there has been no change in such information since the date of the Perfection Certificate or latest supplement thereto.

(g)    at least five (5) Business Days prior written notice, or such shorter period as to which the Administrative Agent in its sole discretion consents to thereof, of any change in: (i) any Loan Party’s name; (ii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; (iii) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization; or (iv) the location of any Loan Party’s chief executive office or its principal place of business;

(h)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request;

(i)    no later than the 20th Business Day after the end of each Fiscal Month, a certificate in the form of Exhibit L (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrowers by a Responsible Officer of the Parent Borrower; provided that (i) if Excess Availability has been less than the greater of (X) $10,000,000 or (Y) fifteen percent (15%) of the Line Cap at any time since the delivery of the most recent Borrowing Base Certificate, or (ii) any Event of Default has occurred and is continuing, such Borrowing Base Certificate shall be furnished on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day); and

(j)    the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon request, the Parent Borrower shall deliver paper or electronic copies of such documents to the Administrative Agent and (ii) the Parent Borrower shall notify the Administrative Agent (by ~~telecopier~~facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). The Borrowers hereby agree that at any time that the Borrowers are the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03.    Notices. Promptly notify the Administrative Agent:

(a)    of the occurrence of any Default;

(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c)    of the occurrence of any ERISA Event;

(d)    the occurrence of any of the following events, as soon as possible and in any event within 30 days after any Loan Party knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, reorganization (within the meaning of Section 4241 of ERISA) or insolvency (within the meaning of Section 4245 of ERISA) of, any Multiemployer Plan; or (ii) the institution of proceedings or the taking of any other action by the PBGC, any Loan Party or any ERISA Affiliate or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or insolvency of, any Plan;

(e)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(f)    of the occurrence of any Disposition of property or assets or any Recovery Event with respect to the Borrowers’ Inventory outside the ordinary course of business involving Inventory in excess of $1,000,000;

(g)    of (i) any casualty or other insured damage to any material portion of the Collateral or (ii) the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or (iii) by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed; provided, however, that with respect to each of clauses (i), (ii) and (iii), the amount of Collateral affected thereby shall have an aggregate fair market value in excess of $15,000,000 (or $1,000,000 in the case of Inventory);

(h)    of any change in the Parent Borrower’s chief executive officer or chief financial officer; and

(i)    of any termination, withdrawal or resignation of its Registered Public Accounting Firm.

Each notice pursuant to Section 6.03(a) shall (i) be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto and (ii) in the case of a notice of Default, describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.    Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted, adequate reserves in accordance with GAAP are being maintained by Holdings or such Subsidiary and such contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (except as set forth in clause (a) above).

6.05.    Preservation of Existence, Etc.(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its material tangible personal and real properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and obsolescence excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07.    Maintenance of Insurance.

(a)    Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers insurance with respect to its properties and business against loss or damage (i) of the kinds or customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons or (ii) substantially similar to insurance maintained by the Borrowers on the Closing Date, in each case, subject to such changes as the Borrowers may reasonably deem appropriate in their business judgment with respect to deductibles, self-insured amounts, coverage exclusions and maximum covered losses, and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance;

(b)    ~~With respect to each improved real property subject to a Mortgage, obtain flood insurance in an amount not less than the full insurable value of such property, as set forth on any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood~~

~~Disaster Protection Act of 1973, as amended from time to time, as acceptable to the Administrative Agent;~~[Reserved];

(c)    Maintain fire and extended coverage policies with respect to any Collateral that are endorsed or otherwise amended to include a ~~mortgage clause (regarding improvements to real property) and~~ lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Administrative Agent. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as a loss payee and shall be so endorsed in form and substance reasonably satisfactory to the Administrative Agent. Each such policy referred to in this Section 6.07 shall also provide that it shall not be canceled or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Parent Borrower shall deliver to the Administrative Agent, prior to the cancellation or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor;

(d)    None of the Administrative Agent, the Lenders and their Affiliates, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Administrative Agent, the Lenders and their Affiliates for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any of the Administrative Agent, the Lenders and their Affiliates or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Administrative Agent, the Lenders and their Affiliates and their agents and employees. The designation of any form, type or amount of insurance coverage by any of the Administrative Agent, the Lenders and their Affiliates under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Administrative Agent, Lender or Affiliate that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties; and

(e)    The Borrowers will, upon reasonable advance notice and during normal business hours, permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such inspection; provided, however, that unless an Event of Default has occurred and is continuing, only one such visit in any calendar year shall be at the Borrowers’ expense.

6.08.    Compliance. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property and all Contractual Obligations, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09.    Books and Records. Maintain proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be.

6.10.    Inspection Rights.

(a)    Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that unless an Event of Default exists only one such visit in any calendar year shall be at the Borrower’s expense.

(b)    Upon the request of the Administrative Agent, after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Borrowers’ practices in the computation of the Borrowing Base, and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall reasonably cooperate with the Administrative Agent in establishing the earliest reasonable date for the conduct of such examinations and evaluations, it being understood that, in establishing such date, the Administrative Agent will give due consideration to availability of the Loan Parties’ personnel whose participation in the examinations and evaluations may be required (including, among other things, their lack of availability due to time deadlines for completion of certain specified tasks then required for the orderly operation of the Loan Parties’ business, such as year-end audits). Subject to the following sentences, the Loan Parties shall pay the reasonable fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals. The Loan Parties acknowledge that the Administrative Agent shall undertake up to one (1) inventory appraisal and one (1) commercial finance examination each Fiscal Year commencing with the Fiscal Year ended September 28, 2013 at the Loan Parties’ expense; provided that if Excess Availability is at any time less than the greater of (X) 25% of the Line Cap and (Y) $17,500,000, the Administrative Agent shall conduct up to two (2) commercial finance examinations and two (2) inventory appraisals in such Fiscal Year at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) if required by applicable Law or if a Default shall have occurred and be continuing, at the expense of the Loan Parties.

6.11.    Use of Proceeds. Use the proceeds of the Revolving Credit Loans, Swing Line Loans and the Letters of Credit for general corporate purposes (including permitted acquisitions).

6.12.    Covenant to Guarantee Obligations and Give Security.

(a)    Upon (x) the formation or acquisition of any new direct or indirect wholly-owned domestic Subsidiary (other than any domestic Subsidiary that is held directly or indirectly by a CFC) by any Loan Party or (y) the addition of any Subsidiary of the Parent Borrower as a guarantor under any Indebtedness of any Loan Party, then the Borrowers shall, at the Borrowers’ expense, within the time period specified below unless the Administrative Agent in its sole discretion consents to an extension thereof:

(i)    within 20 Business Days after such formation, acquisition or addition, as the case may be, cause such Subsidiary, and cause the direct parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent (x) a supplement to the Guarantee and Collateral Agreement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents and covering the personal property of such Subsidiaries as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Debt and Pledged Equity in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(i)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties and (y) in the case of a Subsidiary that owns Inventory, a Joinder Agreement,

(ii)    within 20 Business Days after such formation, acquisition or addition, as the case may be, cause such Subsidiary and the direct parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the personal properties purported to be subject to the Guarantee and Collateral Agreement and supplements thereto delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and

(iii)    within 20 Business Days after such formation, acquisition or addition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clause (i) above, and as to such other matters as the Administrative Agent may reasonably request.

(b)    ~~Promptly grant to the Administrative Agent, within 30 Business Days of the acquisition thereof, unless the Administrative Agent in its sole discretion consents to an extension thereof, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value at the time of acquisition thereof of at least $3,000,000 as additional security for the Obligations (unless the subject property is already mortgaged to a third party to the extent permitted by Section 7.01). Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Administrative Agent. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Mortgage Policy, a Survey and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent) in respect of such Mortgage).~~[Reserved].

(c)    At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the

Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds~~, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust~~ and supplements to the Guarantee and Collateral Agreement and any supplements thereto.

6.13.    Compliance with Environmental Laws.

(a)    Except as would not reasonably be expected to give rise to a Material Adverse Effect, comply (including through the reasonable enforcement of applicable lease provisions and any other reasonable efforts to ensure compliance by all tenants, subtenants, contractors, subcontractors and invitees) with all applicable Environmental Laws and Environmental Permits; and obtain and renew all Environmental Permits necessary for its operations and properties.

(b)    Conduct all material investigations, studies, sampling and testing, and undertake all material cleanup, removal, remedial or other actions required by any Governmental Authority pursuant to Environmental Law or any other Law to remove and clean up all Hazardous Materials from any of its properties; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to undertake any such investigation, study, sampling, testing, cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by timely and proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP; and provided, further, that the pendency of any and all such proceedings could not reasonably be expected to give rise to a Material Adverse Effect.

6.14.    Preparation of Environmental Reports. At any time during the continuance of an Event of Default, provide to the Lenders within 60 days after reasonable request from the Administrative Agent or the Required Lenders, at the expense of the Borrowers, an environmental site assessment report for any of its Real Properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials at such property and the estimated cost of any compliance, including, if applicable, the estimated costs of legally required removal or remedial actions in connection with any such Hazardous Materials on such Real Property; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time following 30 days after its initial request that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and Holdings hereby grants and agrees to cause any Subsidiary that maintains an interest in any Real Property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, after reasonable advance notice subject to the reasonable rights of tenants or any limitation contained in applicable leases, to enter onto their respective properties to undertake such an assessment. Any such assessment shall be conducted during normal business hours and in a manner reasonably designed to mitigate any material interference with the ongoing operations of the Loan Party’s business. The Loan Parties may require that, prior to entry onto the Real Property, any such engineer or consultant shall present evidence of reasonable and customary insurance coverage, including general liability and professional liability policies. Unless there exists a reasonable belief that there has been a material Release of Hazardous Materials at the Real Property any such assessment shall be limited to a visual inspection of the property and shall not include the taking of any samples of soil, groundwater, surface water, building materials or other environmental media.

6.15.    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, agreements and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16.    Designation as Senior Debt. Designate all Obligations as “Designated Senior Indebtedness” (or any similar term) under, and defined in, any Subordinated Indebtedness of any Loan Party which contains such designations.

6.17.    Cash Management.

(a)    On or prior to the date 90 days (which amount of time may be extended by the Administrative Agent in its sole discretion) after the Closing Date (or, in the case of Cortz, Inc., the Amendment No. 1 Effective Date):

(i)    deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit M which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.24(b); and

(ii)    enter into a blocked account agreement (each, a “Blocked Account Agreement”), in form and substance reasonably satisfactory to the Administrative Agent, with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)    Each Credit Card Notification shall require the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) of all proceeds therefrom to a Blocked Account. Each Blocked Account Agreement shall require, after notice from the Administrative Agent to a Blocked Account Bank of the occurrence of a Cash Dominion Event (and until the Administrative Agent notifies such Blocked Account Bank that such Cash Dominion Event has terminated), the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Bank of America, N.A. (the “Concentration Account”), of all cash receipts and collections of the Loan Parties, including, without limitation, the following:

(i)    all available cash receipts from the sale of Inventory and other assets;

(ii)    all proceeds of collections of Accounts;

(iii)    the then contents of each DDA;

(iv)    the then entire ledger balance of each Blocked Account; and

(v)    the net proceeds of all credit card charges.

(c)    During the continuance of a Cash Dominion Event, the Loan Parties shall provide the Administrative Agent with an accounting of the contents of the Blocked Accounts and the Concentration Account, which shall identify, to the satisfaction of the Administrative Agent, the proceeds from the Term Loan Priority Collateral which were deposited into a Blocked Account and swept to the Concentration Account. Upon the receipt of (x) the contents of the Blocked Accounts, and (y) such accounting, the Administrative Agent agrees to promptly remit to the agent under the Term Facility the proceeds of the Term Loan Priority Collateral received by the Administrative Agent.

(d)    The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be first, applied ratably to the L/C Borrowings and the Swing Line Loans, second, applied ratably to the outstanding Revolving Credit Loans, and, third, if an Event of Default shall have occurred and be continuing, used to Cash Collateralize the remaining L/C Obligations and fourth, (to the extent any amount is remaining) used in the operations of the Loan Parties; provided, that after an acceleration of the Obligations such proceeds shall be applied as provided in Section 8.03. In the event that, notwithstanding the provisions of this Section 6.17, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(e)    The Borrowers shall not be required to enter into Blocked Account Agreements or other control agreements in respect of any DDA that does not at any time have an average daily balance for any 30 day period in excess of $250,000; provided that the aggregate average daily balance for any 30 day period in all DDAs of the Borrowers that are excluded pursuant to this clause (e) shall not exceed $2,500,000 at any time.

6.18.    Physical Inventories. At the Administrative Agent’s request, cause at least one (1) physical inventory at each of the Borrowers’ locations to be undertaken in each twelve (12) month period conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be reasonably acceptable to the Administrative Agent. The Borrowers, within thirty (30) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory undertaken by a Loan Party).

6.19.    Compliance with Terms of Leaseholds. Except as set forth in Section 7.05(c), make all payments and otherwise perform all obligations in respect of all leases of Real Property to which the Parent Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Letter of Credit remains outstanding, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any Other Obligations), the Borrowers shall not, nor shall it permit any Subsidiary to:

7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, other than the following Liens (Liens described below are herein referred to as “Permitted Liens”):

(a)    Liens securing Obligations pursuant to any Loan Document;

(b)    Liens existing on the date hereof and listed on Schedule 7.01(b) and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed in any material manner, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(d), (iii) the direct or any contingent obligor with respect thereto is not changed (other than to decrease the number of obligors), and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(d);

(c)    Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted; provided reserves required by GAAP, if any, are maintained on the books of the applicable Person in accordance with GAAP and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation;

(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if reserves required by GAAP, if any, are maintained on the books of the applicable Person and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation;

(e)    Liens (including pledges or deposits) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)    Liens (including pledges or deposits) to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature incurred in the ordinary course of business;

(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)    Liens securing judgments not constituting an Event of Default under Section 8.01(h) and notices of lis pendens and associated rights related to litigation not constituting an Event of Default;

(i)    Liens securing Indebtedness permitted under Section 7.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, and (iii) such Lien and the Indebtedness secured thereby are incurred prior to or within 180 days after the acquisition of such property;

(j)    Landlords’ and lessors’ Liens in respect of rent and other lease obligations that are not past due by 60 days or that are being contested in good faith by appropriate proceedings diligently conducted for which reserves required by GAAP, if any, are maintained on the books of the applicable Person;

(k)    possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Investments permitted by Section 7.03; provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l)    banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Loan Party or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(m)    Liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods to a Loan Party;

(n)    Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(o)    Liens on specific existing assets (and proceeds thereof) of a Person acquired following the Closing Date in existence on the date such Person became a Subsidiary (including any Liens securing Permitted Refinancing Indebtedness of the obligations secured thereby that is secured only by the same assets); provided that such Liens were not created in anticipation of the transaction pursuant to which such Person became a Subsidiary;

(p)    other Liens securing obligations outstanding in an aggregate principal amount not to exceed $25,000,000; provided that if any such Lien attached to any or all of the ABL

Priority Collateral, the Administrative Agent shall have entered into an intercreditor agreement with the holder of such Lien on terms reasonably satisfactory to the Administrative Agent pursuant to which the holder of such Lien agrees, among other things, that such Liens are junior to the Liens securing the Obligations;

(q)     ~~Liens (other than Liens securing Indebtedness) reasonably acceptable to the Administrative Agent described on a title commitment or report delivered in connection with a Mortgaged Property;~~[Reserved];

(r)     Liens pursuant to any Swap Contract (other than Specified Swap Contracts) in an amount not to exceed $1,000,000 at any time outstanding;

(s)     Liens incurred in connection with sale leaseback transactions of fixed or capital assets as long as the proceeds are applied in accordance with Section 7.18;

(t)     to the extent constituting Liens, (i) leases, subleases, licenses and rights-of use granted to others not interfering in any material respect with the ordinary conduct of business of the Parent Borrower or any of its Subsidiaries and (ii) any interest or title of a lessor, licensor or sublicensor in any property subject to any lease, license or sublicense;

(u)     Liens in favor of a trustee in an indenture relating to the Borrowers’ public Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee under such indenture;

(v)     assignments to landlords or mortgagees of insurance or condemnation proceeds; and

(w)     Liens on the Collateral and Real Property securing Indebtedness incurred under Section 7.02(r), subject to the terms of the Intercreditor Agreement.

7.02.    Indebtedness. Create, incur, assume, guarantee, suffer to exist or otherwise become liable with respect to any Indebtedness, except (Indebtedness described below is herein referred to as “Permitted Indebtedness”):

(a)     obligations (contingent or otherwise) of the Parent Borrower or any of its Subsidiaries existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or otherwise to mitigate risks associated with its assets or liabilities or business operations, and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(b)     Indebtedness of a Borrowers or a Subsidiary of a Borrower owed to a Borrower or a Subsidiary of a Borrower, which Indebtedness shall (A) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Debt” under the Guarantee and Collateral Agreement, (B) in the case of Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party, be on terms (including subordination terms) reasonably acceptable to the Administrative Agent and (C) be otherwise permitted under the provisions of Section 7.03;

(c)     Indebtedness under the Loan Documents;

(d)     Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any Permitted Refinancing Indebtedness in respect thereof;

(e)     Guarantees of the Borrowers or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrowers or any other Guarantor;

(f)     Indebtedness of the Parent Borrower or any of its Subsidiaries in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i) and Permitted Refinancing Indebtedness in respect thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $25,000,000;

(g)     Indebtedness of any Person that becomes a Subsidiary of the Parent Borrower after the date hereof in accordance with the terms of Section 7.03(h), which Indebtedness is existing at the time such Person becomes a Subsidiary of the Parent Borrower (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Parent Borrower) and Permitted Refinancing Indebtedness in respect thereof;

(h)     Indebtedness of the Parent Borrower and the Guarantors, and any Permitted Refinancing Indebtedness with respect thereto; provided that such Indebtedness or Permitted Refinancing Indebtedness (w) is unsecured (except to the extent permitted by Section 7.01(p)) and (x) both immediately prior and after giving effect thereto, (1) no Default or Event of Default shall exist or result therefrom and (2) the Consolidated Total Leverage Ratio for the most recent Measurement Period, determined on a Pro Forma Basis, shall be less than or equal to 5.75 to 1.00 and (y) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Revolving Credit Termination Date (it being understood that such Indebtedness may have customary mandatory prepayment, repurchase or redemption provisions);

(i)     Indebtedness of the Parent Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

(j)     Indebtedness of the Parent Borrower or any of its Subsidiaries in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(k)     Indebtedness of the Parent Borrower or any of its Subsidiaries in the form of customary earn-out agreements entered into in connection with any acquisition permitted hereunder; provided that the agreement creating such earn-out obligations expressly provides that such earn-out payments may not be made at any time there is a Default or Event of Default under this Agreement or a Default or Event of Default would result therefrom;

(l)     Indebtedness incurred by the Parent Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Parent Borrower or any such Subsidiary pursuant to such agreements, in connection with acquisitions permitted hereunder or permitted dispositions of any business, assets or Subsidiary of the Parent Borrower or any of its Subsidiaries;

(m)     Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, consistent with past practice;

(n)     guaranties in the ordinary course of business consistent with past practice of the obligations of suppliers, customers, franchisees and licensees of the Parent Borrower and its Subsidiaries;

(o)     unsecured Indebtedness of the Borrowers owing to the Equity Investors, so long as such Indebtedness is (1) subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and (2) neither due nor payable (nor is any interest thereon payable) in each case until at least ninety-one (91) days after the maturity date of the Revolving Credit Termination Date and provided that the documentation with respect thereto contains no mandatory prepayments and no operative or financial covenants;

(p)     Indebtedness incurred pursuant to Section 7.18 so long as the proceeds are applied in accordance therewith;

(q)     the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof and, in each case, any pay-in-kind interest thereon; and

(r)     (i) Indebtedness under the Term Loan Facility and any Incremental Equivalent Term Debt (as defined in the Term Loan Facility) in an aggregate amount outstanding at any one time not to exceed $~~625,000,000~~810,000,000 plus the maximum aggregate principal amount of Incremental Term Loans (as defined in the Term Loan Facility) and Incremental Equivalent Term Debt permitted to be incurred under the Term Loan Facility as in effect on the ~~Closing Date;~~Amendment No. 1 Effective Date and (ii) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to this clause (r).

7.03.     Investments. Make or hold any Investments, except:

(a)     Investments held by the Parent Borrower and its Subsidiaries in the form of Cash Equivalents;

(b)     advances to officers, directors and employees of the Parent Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c)     (i) Investments by the Parent Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Parent Borrower and its Subsidiaries in Loan Parties and (iii) additional Investments by Subsidiaries of the Parent Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(d)     Investments of the Parent Borrower or any of its Subsidiaries consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments of the Parent Borrower or any of its Subsidiaries received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)     Guarantees permitted by Section 7.02;

(f)     Investments existing on the date hereof and set forth on Schedule 5.08(e);

(g)     Investments in Swap Contracts permitted under Section 7.02(a);

(h)     [Reserved];

(i)     Investments by Parent Borrower or any of its Subsidiaries; provided that after giving effect thereto on a Pro Forma Basis, the Payment Conditions are satisfied;

(j)     loans and advances to employees of the Parent Borrower and its Subsidiaries (i) made in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 in the aggregate at any time outstanding and (ii) to enable such employees to purchase stock of the Parent Borrower or its direct or indirect parent so long as the net proceeds of such loans and advances are contributed to the Parent Borrower;

(k)     in lieu of making any Restricted Payment from the Parent Borrower to Holdings permitted pursuant to Section 7.06, the Parent Borrower may make loans and advances to Holdings, the proceeds of which are applied to the purpose for which the Restricted Payment would be permitted pursuant to Section 7.06; and for purposes of Section 7.06, such loan or advance shall be treated as if it were the applicable Restricted Payment;

(l)     Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to Section 7.03(h) (other than Investments incurred solely in contemplation of such Person’s becoming a Subsidiary of the Parent Borrower);

(m)     [Reserved];

(n)     endorsements of negotiable instruments held for collection in the ordinary course of business;

(o)     deposits, prepayments and other credits to suppliers and lessors made in the ordinary course of business; and

(p)     Investments made by any Loan Party arising from the receipt of non-cash consideration received in connection with a Disposition made in compliance with Section 7.05.

7.04.     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a)     any Subsidiary of the Parent Borrower (i) may merge with the Parent Borrower; provided that a Borrower shall be the continuing or surviving Person, (ii) may merge with or into any one or more other Subsidiaries; provided that when any Loan Party is merging with another Subsidiary that is not a Loan Party, such Loan Party shall be the continuing or surviving Person or (iii) may be converted into a limited liability company or limited partnership; provided that if the Subsidiary is a Loan Party, the limited liability company or limited partnership shall be organized under the laws of the United States of America or any State thereof;

(b)     any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or, except in the case of ABL Priority Collateral, to another Loan Party;

(c)     any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to the Parent Borrower or any Subsidiary;

(d)     in connection with any acquisition permitted under Section 7.03, any Subsidiary of a Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Borrower and (ii) in the case of any such merger to which any Loan Party (other than the Borrowers) is a party, such Loan Party is the surviving Person;

(e)     so long as no Default has occurred and is continuing or would result therefrom, each of the Borrowers and any of their respective Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which a Borrower is a party, a Borrower is the surviving corporation and (ii) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, such Loan Party is the surviving corporation;

(f)     any Disposition permitted by Section 7.05 may be structured as a sale of all or substantially all of the Equity Interests of a Subsidiary; and

(g)     any Subsidiary which has no assets to distribute to its equityholders may be dissolved.

7.05.     Dispositions. Make any Disposition, except:

(a)     Dispositions of obsolete or worn out property, or property that is no longer used or useful in the business of the Parent Borrower and its Subsidiaries whether now owned or hereafter acquired, in each case, in the ordinary course of business;

(b)     Dispositions of inventory, equipment or cash and Cash Equivalents in the ordinary course of business;

(c)     Dispositions of equipment or real property to the extent that such property is exchanged for credit against all or a portion of the purchase price of similar replacement property;

(d)     Dispositions of property by any Subsidiary to a Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;

(e)     Dispositions permitted by Section 7.04 and transactions permitted by Section 7.18;

(f)     casualty, condemnation or any other event giving rise to a Recovery Event;

(g)     the cross-licensing or licensing of intellectual property, in the ordinary course of business;

(h)     the leasing, occupancy or sub-leasing of real property in the ordinary course of business that would not materially interfere with the required use of such real property by any Loan Party;

(i)    the sale or discount, in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, in connection with the compromise or collection thereof;

(j)    Dispositions of ABL Priority Collateral; provided that such Disposition is in connection with (i) a bulk sale of Inventory or (ii) another non-ordinary course disposition in connection with Store closing; provided, further that the aggregate amount of Dispositions pursuant to this Section 7.05(j) shall not exceed 10% of the Stores of the Parent Borrower and its Subsidiaries in any Fiscal Year (measured on the basis of the Stores of the Parent Borrower and its Subsidiaries at the beginning of such Fiscal Year) or 25% of the Stores of the Parent Borrower and its Subsidiaries during the term of the Revolving Credit Facility (measured on the basis of the Stores of the Parent Borrower and its Subsidiaries on the Closing Date);

(k)    Dispositions by the Parent Borrower and its Subsidiaries not otherwise permitted under this Section 7.05 (other than Disposition of ABL Priority Collateral); provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (j) shall not exceed $75,000,000 during the term of this Agreement and (iii) at least 75% of the purchase price for such asset shall be paid to Parent Borrower or such Subsidiary in cash;

(l)    Dispositions consisting of Liens permitted by Section 7.02, Investments permitted by Section 7.03 and Restricted Payments permitted by Section 7.06; and

(m)    the surrender, settlement or release of claims in the ordinary course of business;

provided, however, that any Disposition pursuant to Section 7.05(a) through Section 7.05(c), Section 7.05(j) or Section 7.05(k) shall be for fair market value.

7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)    each Subsidiary may make Restricted Payments to the Borrowers, any Subsidiaries of the Parent Borrower that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)    the Parent Borrower and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)    the Parent Borrower may purchase, redeem or otherwise acquire its Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests;

(d)    the Borrowers may declare and pay cash dividends to Holdings or any other direct parent of the Borrowers in amounts not to exceed amounts necessary to permit Holdings or any other direct parent of the Borrowers, as the case may be, to pay (i~~) so long as the RP Conditions are satisfied, cash interest expense on the Holdco Senior Notes at the rate as in effect on Closing Date or any Indebtedness that refinances or replaces such Indebtedness (or any such refinancing Indebtedness) (collectively, the “Holdco Debt”), but expressly excluding any default interest or any interest waived or capitalized to principal, (A) on or about when such interest~~

~~expense is then due, (B) so long as such interest expense is not due more frequently than quarterly and such quarterly or other periodic payments are, as to any particular series of Holdco Debt, stated per annum equivalent amounts per quarter or per applicable period on the then outstanding principal, (C) so long as the sum total amount of all such dividends made in the then current fiscal quarter of the Borrowers shall not exceed either (1) the amount thereof made in cash in the immediately prior quarter or (2) the amount thereof that would have been made in cash in the immediately prior quarter had Holdings not elected to capitalize interest to principal, plus the cash interest due during the current fiscal quarter on any amount capitalized to principal after such prior fiscal quarter, and (D) so long as the sum total of all dividends made under this provision so long as any Loan or Commitment is outstanding shall not exceed $150,000,000, (ii~~) reasonable and customary corporate or limited liability company expenses and operating expenses relating to maintaining their ownership interest in the Borrowers (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers), (~~iii~~ii) franchise fees or similar taxes and fees required to maintain their corporate or limited liability company existence and (~~iv~~iii ) for any taxable period during which the Borrowers are a member of a consolidated, combined, unitary or similar tax group of which Holdings is the common parent, the amount of any Taxes that the Borrowers and their Subsidiaries would have been required to pay for such year had the Borrowers and their Subsidiaries paid such taxes as a stand-alone taxpayer (or stand-alone group) (reduced by any such taxes paid directly by the Parent Borrower or any of its Subsidiaries);

(e)     so long as no Default shall have occurred and be continuing (or would result therefrom) the Borrowers may pay dividends to Holdings and Holdings may use the proceeds thereof to, in each case, repurchase, redeem or otherwise acquire or retire Equity Interests of Holdings held by officers, directors or employees of such Persons, as the case may be, and its Subsidiaries (or their estates or trusts) upon the death, disability, retirement or termination of employment of any such officer, director or employee; provided that the aggregate amount of payments to Holdings by the Borrowers under this clause (e) will not exceed $10,000,000 in any Fiscal Year of the Borrowers (with the unused portion of such scheduled amount available for use in any succeeding Fiscal Year);

(f)     so long as no Default shall have occurred and be continuing (or would result therefrom), other Restricted Payments in an amount not to exceed (x) $5,000,000 in any Fiscal Year (with the unused portion of such scheduled amount available for use in any succeeding Fiscal Year) or (y) $20,000,000 in the aggregate;

(g)     other Restricted Payments so long as the RP Conditions are satisfied;

(h)     the Borrowers shall be permitted to make other Restricted Payments in an aggregate amount not to exceed $7,000,000 in order to allow Holdings to purchase, redeem or otherwise acquire its Equity Interests from stockholders of Holdings other than the Sponsors; and

~~(i)     so long as no Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends to Holdings or any other direct parent of the Borrower in amounts not to exceed amounts necessary to permit Holdings or any other direct parent of the Borrower, as the case may be, to make any AHYDO Catch-Up Payment in respect of the Holdco Debt; and~~

(q)     ~~(j) the Shareholder Distribution~~Restricted Payments on or about the Amendment No. 1 Effective Date in connection with the Transactions.

7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrowers or such Subsidiary as would be obtainable by the Borrowers or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to:

(a)    transactions among (i) the Borrowers and any Subsidiary that is a Guarantor (ii) any Subsidiaries that are not Guarantors or (iii) the Borrowers or any Subsidiary that is a Guarantor, on the one hand, and any Subsidiary that is not a Guarantor, on the other hand, that are at least as favorable to the Borrowers or the applicable Guarantor as could be obtained in an arms-length transaction from an unaffiliated party;

(b)    any Restricted Payment permitted by Section 7.06, Indebtedness permitted by Section 7.02(c) and Investments permitted by Section 7.03 (other than clause (h) thereof and other than Investments in an Equity Investor or a portfolio company controlled by an Equity Investor (other than the Borrowers and their Subsidiaries));

(c)    so long as no Event of Default has occurred and is continuing or would result therefrom, the payment of (i) Management Fees; provided that fees and other amounts paid under the Management Agreement (other than the closing fee and expense reimbursements) shall not exceed $3,000,000 in any Fiscal Year (plus any unused amount of such annual limit not paid in the previous Fiscal Year) and (ii) Transaction Expenses;

(d)    transactions pursuant to the agreements set forth on Schedule 7.08(d);

(e)    employment and severance agreements approved by the board of directors of the Borrowers and their Subsidiaries; and

(f)    director fees and reimbursements of out-of-pocket expenses to, and other reasonable and customary indemnification of, board members of any Loan Party with respect to activities related to board membership.

7.09.    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to a Borrower or any Guarantor or to otherwise transfer property to or invest in a Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of a Borrower, (iii) of any Subsidiary to make or repay loans to a Loan Party or (iv) of a Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person. The foregoing restrictions shall not be violated by reason of (i) applicable Laws, (ii) this Agreement and the other Loan Documents and the Term Loan Facility and the Term Loan Documents, (iii) customary non-assignment provisions of any contract, lease or license of a Borrower or any Subsidiary of a Borrower entered into in the ordinary course of business and consistent with past practice, (iv) any term of the Senior Notes or the Holdco Senior Notes and any Permitted Refinancing Indebtedness thereof so long as in each case any restriction contained therein and described in the previous sentence is not materially more restrictive than the corresponding provisions of this Agreement and does not restrict the Loan Parties’ ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties, (v) restrictions limited solely to cash or other deposits imposed under contracts evidencing Permitted Liens entered into in the ordinary course of business, (vi) restrictions with respect to property of a Borrower or any Subsidiary that is to be sold pursuant to any Disposition permitted by Section 7.05, (vii) any agreement in effect on the Closing Date and set forth on Schedule 7.09 (or any replacement thereof so long as the terms are not, taken as a whole, materially less favorable to the Loan Parties), (viii) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of a Borrower and applies only to such acquired Subsidiary, (ix) any Indebtedness permitted under Sections 7.02(f) and (p) and any Permitted Refinancing Indebtedness thereof, so long as in each case any such restrictions described in the previous sentence relate only to the asset that is subject to the Capitalized Lease, Synthetic Lease Obligation, purchase money obligation or sale and leaseback transaction permitted by Sections 7.02(f) and (p) or Permitted Refinancing Indebtedness in respect thereof, (x) any Indebtedness permitted under Sections 7.02(h), (i) and (o) and any Permitted Refinancing Indebtedness thereof so long as in each case any restriction contained therein and described in the previous sentence is not materially more restrictive than the corresponding provisions of this Agreement (as reasonably determined in good faith by the Borrowers) and does not restrict the Loan Parties’ ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties and (xi) customary provisions in partnership agreements and limited liability company organizational documents with respect to any Person that is not a wholly-owned Subsidiary that restrict the transfer of ownership interests in such partnership, limited liability company or similar Person.

7.10.    Use of Proceeds. Use the proceeds of any Loan or Letter of Credit in any manner that would violate Regulations T, U or X of the FRB.

7.11.    Change in Fiscal Year. Make any change in Fiscal Year.

7.12.    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (other than the Obligations), except (a) as long as no Event of Default then exists, regularly scheduled or mandatory repayments or redemptions of Indebtedness set forth in Schedule 7.02; (b) prepayments, redemptions, repurchases, defeasances and other satisfactions of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions are satisfied; ~~and~~ (c) prepayments of such Indebtedness with the proceeds of Permitted Refinancing Indebtedness, capital contributions or issuances of equity of the Parent Borrower, in each case so long as no Event of Default then exists and (d) prepayments of the Existing Holdco Senior Notes, Existing Senior Notes and the Existing Term Facility on the Amendment No. 1 Effective Date.

7.13.    Amendment, Etc. of Term Loan Documents and Indebtedness. Amend, modify or change in any manner any term or condition of any Term Loan Document which (i) shortens the final maturity, (ii) increases the amount of any mandatory prepayment of principal, (iii) adds additional obligors unless such additional obligors contemporaneously therewith become Loan Parties hereunder, or (iv) grants additional collateral for the obligations thereunder, unless contemporaneously therewith, the Administrative Agent obtains a Lien on such additional collateral, with the priority and subject to the terms of the Intercreditor Agreement.

7.14.    Holding Company. In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Parent Borrower, (b) maintaining its organizational existence and performing its obligations under agreements set forth on Schedule 7.08(d), (c)

participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents and agreements governing other Indebtedness, in each case, to which it is a party and the performance of its obligations thereunder, (e) the making and receiving of Restricted Payments and Investments to the extent permitted under this Agreement, (f) the borrowing of funds or the making of loans or advances, (g) the issuance of (i) Equity Interests and (ii) profit interests to employees in connection with the performance of services, (h) activities incidental to the businesses or activities described in clauses (a) through (g) of this Section 7.14, and (i) the incurrence of nonconsensual obligations imposed by operation of law.

7.15.     Swap Contracts. Enter into any Swap Contract, other than (a) Swap Contracts required by Section 6.16, (b) Swap Contracts entered into to hedge or mitigate risks to which the Borrowers or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (c) Swap Contracts entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates or otherwise to mitigate risks associated with its assets or liabilities or business operations.

7.16.     Designation as Designated Senior Debt. Designate any Indebtedness (or any similar term) (other than the Indebtedness under the Loan Documents of the Parent Borrowers or any of its Subsidiaries) as “Designated Senior Debt” (or any similar term) under, and as defined in any Subordinated Indebtedness of any Loan Party which contains such designations (except that other senior Indebtedness may be designated as “Designated Senior Debt” so long as it has no rights as such until after the retirement in full of the Obligations under the Loan Documents).

7.17.     Deposit Accounts. Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate Blocked Account Agreements consistent with the provisions of Section 6.17 and otherwise satisfactory to the Administrative Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.17 hereof.

7.18.     Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrowers or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrowers or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrowers or such Subsidiary excluding (i) any such sales as occur within 180 days after acquiring the applicable property and (ii) sales and leasebacks involving Attributable Indebtedness in respect of an aggregate amount not to exceed $25,000,000 at any one time outstanding.

7.19.     Minimum Consolidated Fixed Charge Coverage Ratio. During the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each Measurement Period, commencing with the Measurement Period ended on or immediately prior to the date that the Covenant Compliance Event occurs, to be less than 1.0 to 1.0.

7.20.     Clean Down. If as of the last day of any Fiscal Quarter, any Revolving Credit Loans or Swing Line Loans are outstanding and Consolidated EBITDA for the most recently ended Measurement Period is less than $110,000,000, the Borrowers shall (i) not borrow any additional Revolving Credit Loans or Swing Line Loans during the next succeeding Fiscal Month of July and (ii) repay all outstanding Revolving Credit Loans and Swing Line Loans for a period of not less than 30 consecutive calendar days between the following September 1 and November 30.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01.     Events of Default. Any of the following shall constitute an Event of Default:

(a)     Non-Payment. Holdings, a Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or Reimbursement Obligation, or (ii) pay within three days after the same becomes due, any interest on any Loan or any Reimbursement Obligation or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)     Specific Covenants. Any Loan Party or any of its Subsidiaries fails to perform or observe any term, covenant or agreement applicable to it that is contained in any of Section 6.01, 6.02 (subject to a five (5) day grace period for any clause in Section 6.02 other than clause (a), (g), (i) or (j)), 6.03(a), (b) or (g)) 6.05, 6.07, 6.10, 6.17 or Article VII; or

(c)     Other Defaults. Holdings or any Loan Party fails to perform or observe any other covenant or agreement (not specified in
Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days, or such longer period if the Administrative Agent in its sole discretion consents to an extension thereof; or

(d)     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings, a Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made (except to the extent that a particular representation or warranty is already qualified by materiality, in which case such representation or warranty shall be true and correct); or

(e)     Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness ~~(including the Holdco Debt)~~ or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness ~~(including the Holdco Debt)~~ or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this paragraph (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is actually discharged in accordance with its terms; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap

Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)     Insolvency Proceedings, Etc. Holdings, a Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law; or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)     Inability to Pay Debts; Attachment. (i) Holdings, a Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)     Judgments. There is entered against a Borrower or any Material Subsidiary and remains unpaid one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(j)     Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect against the Borrowers or any Material Subsidiary; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)     Change of Control. There occurs any Change of Control; or

(l)     Collateral Documents. Any Collateral Document after delivery thereof pursuant to Article IV or Section 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected First Priority Lien (subject to Liens permitted by Section 7.01), on Collateral purported to be covered thereby, with an aggregate fair market value for such Collateral of $5,000,000, for any reason other than the failure of Administrative Agent to maintain control over any Collateral in its possession; or

(m)     Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordinated Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) a Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the Lenders or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions; or

(n)     Suspension of Business. Any Loan Party shall take, or there shall be involuntarily taken (including without limitation as a result of any judgment or injunction against any Loan Party), any action to suspend the operation of the business of the Loan Parties, taken as a whole, in the ordinary course, including, without limitation, the liquidation of all or substantially all of the assets of the Loan Parties.

8.02.     Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Parent Borrower fails (or, but for the operation of this Section 8.02, would fail) to comply with the Financial Performance Covenant, as of the last day of any Fiscal Quarter, at any time after such last day until the day that is 10 days after the date the certificate calculating the Financial Performance Covenant for such Fiscal Quarter is required to be delivered pursuant to Section 6.02, Holdings or the Parent Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Parent Borrower (collectively, the “Cure Right”), which cash shall be contributed as common equity to the Parent Borrower (such contributed amount, the “Cure Amount”), such Financial Performance Covenant shall be recalculated by increasing Consolidated EBITDA with respect to such Fiscal Quarter and any four-quarter period that contains such Fiscal Quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement by an amount equal to the Cure Amount; provided, that, (i) in each four-Fiscal Quarter period there shall be no more than two Fiscal Quarters in which the Cure Right is exercised, (ii) no more than four Cure Rights will be exercised in the aggregate during the term of this Agreement, (iii) for purposes of this Section 8.02, the Cure Amount that is given effect shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and (iv) for the avoidance of doubt, in recalculating the Financial Performance Covenant by increasing Consolidated EBITDA as set forth above, there shall be no pro forma effect given to any reduction of Indebtedness with the Cure Amount in such recalculation of the Financial Performance Covenant. If, after giving effect to the adjustments in this paragraph, the Borrowers shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

8.03.     Remedies upon Event of Default.

(a)     If any Event of Default occurs and is continuing, (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services) and under the other Loan Documents shall have been paid in full (other than any indemnity obligation for unasserted claims that by its terms survives the termination of this Agreement, any Letter of Credit that has been Cash Collateralized or any obligation under a Specified Swap Contract or Cash Management Services), the balance, if any, in such Cash Collateral Account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto).

(b)     Whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent, the Lenders or their Affiliates;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and each Lender’s Commitments shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

8.04.     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), or after the commencement of any Liquidation any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Secured Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the payment to the Swing Line Lender of that portion of the obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fourth, to the payment of that portion of the Obligations constituting interest on the Loans and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment to the Swing Line Lender of that portion of the obligations constituting unpaid principal on the Swing Line Loans;

Sixth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them;

Seventh, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the L/C Obligations comprising the aggregate undrawn amount of Letters of Credit;

Eighth, to payment of that portion of the Obligations arising from Specified Swap Contracts, Bank Products and Cash Management Services, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eighth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

ARTICLE IX

AGENTS

9.01.     Appointment and Authority.

(a)     Each of the Lenders hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Lenders hereby irrevocably appoints U.S. Bank National Association to act on its behalf as the Co-Collateral Agent hereunder and under the other Loan Documents and authorizes the Co-Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Co-Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Co-Collateral Agent and the Lenders, and none of the Borrowers and the other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender) and the Co-Collateral Agent hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Co-Collateral Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02.     Rights as a Lender. The Persons serving as the Administrative Agent and the Co-Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Co-Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Administrative Agent and Co-Collateral Agent hereunder in their individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03.     Exculpatory Provisions. The Administrative Agent and Co-Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent and the Co-Collateral Agent:

(a)     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)     shall not have any duty to take any discretionary action or exercise any discretionary powers, except, in the case of the Administrative Agent, discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Co-Collateral Agent or any of their Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Parent Borrower or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

The Administrative Agent and the Co-Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.

9.06.     Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Parent Borrower or, if the Administrative Agent is a Defaulting Lender, may be required to resign upon receipt of a notice of termination from the Required Lenders. Upon receipt of any such notice of resignation or termination, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

In addition to the foregoing, the Administrative Agent may resign as the “collateral agent” at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Parent Borrower. The Administrative Agent shall have the right to appoint a financial institution as the “collateral agent” hereunder, subject to the reasonable satisfaction of the Borrowers and the Required Lenders and the “collateral agent’s” resignation shall become effective on the earlier of (i) the acceptance of such successor “collateral agent” by the Borrowers and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor “collateral agent”. Upon the acceptance of any appointment as the “collateral agent” hereunder by a successor “collateral agent”, that the successor “collateral agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring “collateral agent” under this Agreement and the Collateral Documents, and the retiring “collateral agent” under this Agreement shall promptly (i) transfer to such successor “collateral agent” all sums, securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor “collateral agent” under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor “collateral agent” or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor “collateral agent” of the security interests created under the Collateral Documents, whereupon such retiring “collateral agent” shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any retiring “collateral agent’s” resignation hereunder as the “collateral agent”, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was the “collateral agent” hereunder.

Any resignation of Bank of America, N.A. or its successor as the Administrative Agent pursuant to this Section 9.06 shall also constitute the resignation of Bank of America, N.A. or its successor as the Swing Line Lender, and any successor the Administrative Agent appointed pursuant to this Section 9.06 shall, upon its acceptance of such appointment, become the successor the Swing Line Lender for all purposes hereunder. In such event (a) the Borrowers shall prepay any outstanding Swing Line Loans made by the retiring the Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring the Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Parent Borrower for cancellation and (c) the Borrowers shall issue, if so requested by successor the Administrative Agent and the Swing Line Loan Lender, a new Swing Line Note to the successor the Administrative Agent and the Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

U.S. Bank National Association may at any time give notice of its resignation to the Lenders and the Parent Borrower or, if U.S. Bank National Association is a Defaulting Lender, may be required to resign upon receipt of a notice of termination from the Required Lenders and such resignation shall become effective on the date set forth in any such notice. Upon any such resignation, U.S. Bank National Association shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents as Co-Collateral Agent and any reference herein to the Co-Collateral Agent shall refer to the Administrative Agent.

9.07.     Non-Reliance on Administrative Agent, Co-Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent and the Co-Collateral Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent or the Co-Collateral Agent.

9.08.     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, Joint Lead Arrangers and Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Co-Collateral Agent or a Lender hereunder. The use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.11 and 11.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10.    Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations, any Letter of Credit that has been Cash Collateralized or any obligation under Other Liabilities), (ii) that is disposed of, sold or to be sold (other than to another Loan Party) as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)    to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

The Lenders agree to be bound by the terms of the Intercreditor Agreement and authorize the Administrative Agent to enter into the Intercreditor Agreement on behalf of the Lenders. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent in its capacity as the “collateral agent” and (ii) in the event of a foreclosure by the Administrative Agent in its capacity as the “collateral agent” on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent (in its capacity as the “collateral agent”) or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as “collateral agent” for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

No Specified Swap Contract or Cash Management Services shall create (or be deemed to create) in favor of any Lender counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided this Agreement and the Guaranty and Collateral Agreement. By accepting the benefits of the Collateral, such Lender counterparty shall be deemed to have appointed the Administrative Agent as the “collateral agent” as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause.

9.11.    Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this Section 9.11 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 9.11 shall survive the payment of the Loans and all other amounts payable hereunder.

9.12.    Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.12. The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, a “Lender” shall, for purposes of this Section 9.12, include an Issuing Lender and a Swing Line Lender.

9.13.    Reports and Financial Statements. By signing this Agreement, each Lender:

(a)    agrees to furnish the Administrative Agent on the first day of each month with a summary of all Other Liabilities, if any, due or to become due to such Lender;

(b)    is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(c)    expressly agrees and acknowledges that the Administrative Agent (i) makes no representation or warranty as to the accuracy of the Reports, and (ii) shall not be liable for any information contained in any Report;

(d)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e)    agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner, except that such Reports may be disclosed to the extent permitted under Section 11.07 hereof; and

(f)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, any Loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through a breach by the indemnifying Lender of its obligations under Section 11.07.

ARTICLE X

CONTINUING GUARANTY

10.01.    Guaranty. Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02.    Rights of Lenders. Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

10.03.    Certain Waivers. Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

10.04.    Obligations Independent. The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrowers or any other person or entity is joined as a party.

10.05.    Subrogation. Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Revolving Credit Facility is terminated. If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06.    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Revolving Credit Facility with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

10.07.    Subordination. Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to Holdings as subrogee of the Secured Parties or resulting from Holdings’ performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

10.08.    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

10.09.    Condition of the Borrowers. Holdings acknowledges and agrees that it has the responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

ARTICLE XI

MISCELLANEOUS

11.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(b)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(c)    reduce the principal of, or the rate of interest (other than a waiver of default interest) specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”;

(d)    change Section 2.15 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby;

(e)    change any provision of this Section 11.01 or the definition of “Required Lenders,” without the written consent of each Lender;

(f)    change the definition of the term “Borrowing Base” or any component definition thereof is as a result thereof the amounts available to be borrowed by the Borrowers would be increased; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate eligibility criteria or Reserves;

(g)    modify the definition of Permitted Overadvances so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written consent of each Lender;

(h)    subordinate the Obligations hereunder or, except pursuant to the Intercreditor Agreement and Section 9.10(c), the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Liens, as the case may be, without the written consent of each Lender.

(i)    except for releases of Collateral in accordance with the provisions of Section 9.10 hereof, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(j)    except for releases of a Guarantor in accordance with the provisions of Section 9.10 hereof, release all or substantially all of the Guarantors, without the written consent of each Lender; or

(k)    waive any condition set forth in Section 4.01, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Co-Collateral Agent, the Issuing Lender and/or the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Administrative Agent, the Co-Collateral Agent, the Issuing Lender and/or the Swing Line Lender in their capacities as such under this Agreement or any other Loan Document, (ii) the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) notwithstanding anything to the contrary, any amendment, waiver or modification of Section 7.19 or Section 8.02 (or terms or definitions that as amended, waived or modified only affect Section 7.19 or Section 8.02) shall require the consent of the Required Lenders and shall not require the consent of any other Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender and any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Parent Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Parent Borrower to be made pursuant to this paragraph).

Notwithstanding the foregoing, (i) this Agreement, including this Section 11.01, and the other Loan Documents may be amended (or amended and restated) pursuant to Section 2.08 in order to add Revolving Credit Commitment Increases to this Agreement and (a) to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Credit Loans and the accrued interest and fees in respect thereof, (b) to include appropriately the Lenders holding such credit Facility in any determination of the required consent of the Lenders pursuant to this Section 11.01, and (c) to amend any other provision of the Loan Documents so that the terms of any Incremental Amendment are appropriately incorporated (including this Section 11.01) and (ii) this Agreement may be amended with the consent of only the Issuing Lender and the Borrowers in order to add an additional initial Issuing Lender to issue Letters of Credit on the terms set forth herein.

11.02.    Notices; Effectiveness; Electronic Communications.

(a)    Notices Generally. (i) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by ~~telecopier~~facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(ii)    if to Holdings, any Borrower or the Administrative Agent, to the address, ~~telecopier~~facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(iii)    if to any other Lender, to the address, ~~telecopier~~facsimile number, electronic mail address or telephone number specified in its Lender Addendum.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by ~~telecopier~~facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next ~~business day~~Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail. FpML and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, any Issuing Lender or the Parent Borrower (on behalf of the Borrowers) may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement)~~; provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient~~, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor: provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, any Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Platform, any other electronic messaging service or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)    Change of Address, Etc. Each of Holdings, the Borrowers and the Administrative Agent may change their addresses, ~~telecopier~~facsimile or telephone numbers for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, ~~telecopier~~facsimile or telephone number for notices and other communications hereunder by notice to the Parent Borrower, and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, ~~telecopier~~facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices~~-and~~, Conversion/Continuation Notices and Applications) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03.    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04.    Expenses; Indemnity; Damage Waiver.

(a)    Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket and documented expenses incurred by the Administrative Agent, the Co-Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Co-Collateral Agent and the charges of SyndTrak), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket and documented expenses incurred by the Administrative Agent, the Co-Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, Co-Collateral Agent or any Lender), in connection with the enforcement or, in the case of the Administrative Agent, protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)    Indemnification by the Borrower. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Co-Collateral Agent, the Joint Lead Arrangers, the Issuing Lender, the Swing Line Lender, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any ~~third party or by~~Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Co-Collateral Agent and their respective Related Parties only, the administration of this Agreement and the other Loan Documents, (ii)    any Loan or Letter of Credit, or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property owned, leased or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.14(d).

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)    Payments. All amounts due under this Section 11.04 shall be payable not later than ten Business Days after demand therefor.

(f)    Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds ~~Effective~~ Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06.    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit or that causes any Letter of Credit to be issued), except that none of the Borrowers and the other Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 for Revolving Credit Facility assignments, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Parent Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

the consent of the Parent Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or

(2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

the consent of the Issuing Lender and the Swing Line Lender shall be required for assignments in respect of any Revolving Credit Commitments.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment); provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent a Lender Addendum.

(v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)    No Assignment to Parent Borrower, etc. No such assignment shall be made to the Parent Borrower or any of the Parent Borrower’s Affiliates or Subsidiaries.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Parent Borrower (at its expense) shall execute and deliver a Note or Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption (or the equivalent thereof delivered in electronic form) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this

Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Parent Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or the Borrowers or any of the Borrowers’ Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Lender and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section 11.06, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the limitations and requirements of such sections, including Section 3.01(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells participations to a Participant, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register of all such Participants. The entries in the Participant register shall be conclusive (absent manifest error), and the Borrowers and the Lenders shall treat each Person whose name is recorded in the Participant register pursuant to the terms hereof as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary. If requested by the Borrowers, each Lender shall, upon reasonable notice, permit a bona fide external tax advisor selected by the Parent Borrower (the “Advisor”) to periodically review its Participant Register to confirm that such register is being maintained in accordance with the applicable Treasury Regulations; provided that the Advisor shall maintain the confidentiality of all information contained in the Participant Registers and shall not share any such information with the Borrowers except as may be required by the Borrowers in connection with any income tax audit or other income tax proceeding of the Borrowers or to comply with any tax withholding or reporting obligations. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment resulted from a Change in Law occurring after the Participant became a Participant.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (so long as the Persons to whom such disclosure is made are informed of the confidential nature of such Information and agree in writing or are otherwise obligated to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (provided that any such assignee or Participant is advised of and agrees to be bound by the provisions of this Section 11.07) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the written consent of the Parent Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, or (i) on a confidential basis to any rating agency.

For purposes of this Section 11.07, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Parent Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

11.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Parent Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or of a Lender Addendum by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13.    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Parent Borrower may, at the Borrowers’ sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)    such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14.    Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS. CONTROVERSY. DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON. ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    SUBMISSION TO JURISDICTION. EACH ~~OF THE BORROWERS~~BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF AGREES THAT IT WILL NOT COMMENCE ANY ACTION. LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION. WHETHER IN LAW OR EQUITY. WHETHER IN CONTRACT OR IN TORT OR OTHERWISE. AGAINST THE ADMINISTRATIVE AGENT. ANY LENDER. THE L/C ISSUER. OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO. IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK. AND ANY APPELLATE COURT FROM ANY THEREOF. ~~IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.~~ AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION. LITIGATION OR PROCEEDING ~~SHALL~~MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION. LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT. ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST A BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH OF THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT. TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE. AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED. EXPRESSLY OR OTHERWISE. THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrowers and Holdings each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (i) the credit Facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders, on the other hand, and each of the Borrowers and Holdings is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders each are and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, Holdings or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or Holdings with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have advised or is currently advising the Borrowers, Holdings or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers or the Lenders have any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and none of the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers and Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Co-Collateral Agent, the Joint Bookrunners, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

11.17.    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. No part of the proceeds of the Loans or any Letter of Credit will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

11.18.    ~~Delivery of Lender Addenda~~Electronic Execution of Assignments and Certain Other Documents. ~~Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Parent Borrower and the Administrative Agent.~~

The words “execution.” “execute”, “signed.” “signature.” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, Continuation/Conversion Notices, Swing Line loan notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.19.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.20.    Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11.21.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(j)     the effects of any Bail-In Action on any such liability, including, if applicable:

(i)     a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all. or a portion of. such liability into shares or other instruments of ownership in such EEA Financial Institution. its parent undertaking. or a bridge institution that may be issued to it or otherwise conferred on it. and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LESLIE’S POOLMART, INC.

By:
Name:
Title:

~~LMP~~LPM MANUFACTURING. INC.

By:
Name:
Title:

LESLIE’S HOLDINGS, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Co-Collateral Agent

By:
Name:
Title: